Exhibit 10.40

Execution Version

LOAN AND SECURITY AGREEMENT
dated as of March 7, 2025

among

VROOM, INC.,
as a Borrower,

DARKWATER FUNDING, LLC,
as a Borrower,

UNITED AUTO CREDIT CORPORATION,
as a Borrower,

MUDRICK CAPITAL MANAGEMENT, L.P.,
as the Administrative Agent,

and

the Lenders party hereto

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TABLE OF CONTENTS

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iii

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SCHEDULES

Schedule A – Schedule of Certificates

Schedule B – Schedule of Closing Documents

Schedule C – Lender Register

Schedule D – Certificate Transfer Documents

Schedule E – Lender Commitment Amounts

Schedule F – Notice Information

Schedule G – Competitors

EXHIBITS

Exhibit A – Form of Assignment and Acceptance

Exhibit B – Form of Notice of Borrowing

iv

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LOAN AND SECURITY AGREEMENT

This Loan and Security Agreement, dated as of March 7, 2025 (this “Agreement”), is entered into between (i) each of VROOM, INC., a Delaware corporation with its principal place of business at 4700 Mercantile Dr., Fort Worth, TX 76137, DARKWATER FUNDING, LLC, a Delaware limited liability company with its principal place of business at 1071 Camelback St. Suite 100, Newport Beach, CA 92660 (the “Residual Holder”), and UNITED AUTO CREDIT CORPORATION, a California corporation with its principal place of business at 1071 Camelback St. Suite 100, Newport Beach, CA 92660 (each, a “Borrower” and together the “Borrowers”), (ii) each of the Lenders party hereto and (iii) MUDRICK CAPITAL MANAGEMENT, L.P., as the Administrative Agent.

W I T N E S S E T H:

WHEREAS, the Lender is willing to make the loans on and subject to the terms set forth herein;

NOW THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

Article I

Definitions; Construction

Section 1.1. Definitions.

Whenever used herein, unless the context otherwise requires, the following words and phrases shall have the following meanings:

“Acceleration Date” shall mean the date on which all Aggregate Unpaids and all other amounts owed by the Borrowers under this Agreement become due and payable in accordance with Section 7.1(b).

“Accrued Interest” means, with respect to each Loan and any Payment Date, the aggregate interest accrued on the Loan Balance for such Loan for the related Interest Period at the applicable Interest Rate, after giving effect to all payments of principal to the Lenders on such Loan on or prior to the immediately preceding Payment Date.

“Act” shall have the meaning specified in Section 10.2(b).

“Administrative Agent” means (i) prior to the appointment of a Successor Administrative Agent under Section 8.1, the Initial Administrative Agent and (ii) on and after the appointment of a Successor Administrative Agent under Section 8.1, the Successor Administrative Agent.

“Advisors” means accountants, attorneys, consultants, advisors, credit enhancers, liquidity providers and Persons similar to the foregoing and the respective directors, officers, employees and managers of each of the foregoing.

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“Affiliate” means, with respect to any Person, (i) any other Person that directly or indirectly owns, controls or holds fifty percent (50.0%) or more of the outstanding beneficial interest in such Person, (ii) any other Person of which fifty percent (50.0%) or more of the outstanding beneficial interest is directly or indirectly owned, controlled or held by such Person, (iii) any other Person that directly or indirectly is under common control with such Person, (iv) any officer, director, partner or employee of such Person, and (v) any officer, director, partner, employee or immediate family member of any Person who is an Affiliate of such Person. For purposes of this definition, “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of an entity, whether through the ownership of voting securities, by contract, or otherwise. For purposes of this definition, none of the Borrowers or their Subsidiaries will be considered “Affiliates” of Mudrick Capital Management, L.P. or any of the Initial Lenders.

“Aggregate Unpaids” means, as of any date of determination, an amount equal to the sum of (i) the Loan Balance, (ii) all accrued but unpaid Interest, and, (iii) without duplication, all other Obligations owed (whether due and payable or accrued as of such date of determination) by the Borrowers to the Secured Parties under this Agreement and the other Transaction Documents.

“Agreement” shall have the meaning specified in the preamble.

“Anti‑Corruption Laws” means Applicable Law concerning or relating to bribery or corruption, including the U.S. Foreign Corrupt Practices Act of 1977 and the UK Bribery Act 2010.

“Applicable Law” means, for any Person, all existing and future applicable laws, rules, regulations (including proposed, temporary and final income tax regulations), statutes, treaties, codes, ordinances, permits, certificates, orders and licenses of and interpretations by any Governmental Authority (including usury laws, the Federal Truth‑in‑Lending Act, Regulation Z and Regulation B of the Federal Reserve Board, the Securities Act and the Exchange Act), and applicable judgments, decrees, injunctions, writs, orders or line action of any court, arbitrator or other administrative, judicial or quasi‑judicial tribunal or agency of competent jurisdiction, in each case, which are binding upon such Person or to which such a Person is subject.

“Appraisal” means, for each Certificate, a valuation analysis of the fair market value of such Certificate prepared by an Approved Appraiser in connection with the preparation of the consolidated financial statements of Vroom, Inc. filed on Form 10‑K or Form 10‑Q (as applicable) with the US Securities Exchange Commission.

“Appraisal Date” means each date on which an Appraisal is delivered to the Administrative Agent in accordance with Section 6.1(o).

“Approved Appraiser” means Deloitte LLP or such other independent accounting firm or financial consulting firm of internationally recognized standing as may be approved by the Administrative Agent or the Required Lenders.

“Assignment and Acceptance” means an assignment and acceptance agreement between a Lender and an assignee, in substantially the form of Exhibit A hereto.

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“Authorized Signatory” means, with respect to any party hereto, any Person that has been authorized to execute and deliver on behalf of such party any notice, certificate, document, agreement, consent, instruction or other communication to be delivered by such party under or in relation to this Agreement or any other Transaction Document.

“Available Tenor” means, as of any date of determination and with respect to the then‑current Benchmark, as applicable, any tenor for such Benchmark or payment period for interest calculated with reference to such Benchmark, as applicable, that is or may be used for determining the length of an Interest Period pursuant to this Agreement as of such date and not including, for the avoidance of doubt, any tenor for such Benchmark that is then removed from the definition of “Interest Period” pursuant to clause (f) of Section 2.6.

“Bankruptcy Code” means the United States Bankruptcy Code (Title 11 of the United States Code).

“Base Rate” means for any day, with respect to the Loans, a rate per annum equal to the greatest of (i) the Floor, (ii) the Prime Rate in effect on such day and (iii) the Federal Funds Effective Rate in effect on such day plus 1.00% (or if such day is not a Business Day, the immediately preceding Business Day); provided that any change in the Base Rate due to a change in the Prime Rate or the Federal Funds Effective Rate shall be effective from and including the effective date of such change in the Prime Rate or the Federal Funds Effective Rate, respectively.

“Benchmark” means Term SOFR; provided that if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to the then‑current Benchmark, then “Benchmark” shall mean the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to clause (b) or clause (c) of Section 2.6; and provided, further, that if the Benchmark would be less than the Floor, the Benchmark will be deemed to be the Floor.

“Benchmark Adjustment” means, for purposes of clause (1) of the definition of “Benchmark Replacement”, the first alternative set forth in the order below that can be determined by the Administrative Agent:

(a) the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) as of the Reference Time such Benchmark Replacement is first set for such Interest Period that has been selected or recommended by the Relevant Governmental Body for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for the applicable Corresponding Tenor; or

(b) the spread adjustment (which may be a positive or negative value or zero) as of the Reference Time such Benchmark Replacement is first set for such Interest Period that would apply to the fallback rate for a derivative transaction referencing the ISDA Definitions to be effective upon an index cessation event with respect to such Benchmark for the applicable Corresponding Tenor;

(c) for purposes of clause (2) of the definition of “Benchmark Replacement”, the spread adjustment, or method for calculating or determining such spread adjustment (which may be a positive or negative value or zero) that has been selected by the Administrative Agent in its

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reasonable discretion, in consultation with the Borrowers, for the applicable Corresponding Tenor giving due consideration to (i) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body on the applicable Benchmark Replacement Date or (ii) any evolving or then‑prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for asset‑backed lending transactions substantially similar hereto; provided that, in the case of clause (ii) above, such adjustment is displayed on a screen or other information service that publishes such Benchmark Adjustment from time to time as selected by the Administrative Agent in its reasonable discretion in consultation with the Borrowers.

“Benchmark Replacement” means, for any Available Tenor, the first alternative set forth in the order below for the applicable Benchmark Replacement Date:

(1) if a Term SOFR Transition Event has occurred, the sum of: (a) Term SOFR and (b) the related Benchmark Adjustment; and

(2) the sum of: (a) the alternate benchmark rate that has been selected by the Administrative Agent (acting reasonably and in consultation with the Borrowers) as the replacement for the then‑current Benchmark for the applicable Corresponding Tenor giving due consideration to (i) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (ii) any evolving or then‑prevailing market convention for determining a benchmark rate as a replacement for the then‑current Benchmark for asset‑backed lending transactions substantially similar hereto at such time and (b) the related Benchmark Adjustment;

provided that, following consultation with the Borrower, if the Benchmark is Term SOFR and (x) Term SOFR ceases to be available, (y) the Administrative Agent determines in its reasonable discretion that the use of Term SOFR has become operationally, administratively or technically unfeasible, or (z) the Administrative Agent determines in its reasonable discretion that Term SOFR has ceased to reflect market conditions, the Benchmark Replacement shall be determined in accordance with clause (2) above, and the Administrative Agent shall have the right to make any Benchmark Replacement Conforming Change that the Administrative Agent deems appropriate in its reasonable discretion.

“Benchmark Replacement Conforming Change” means, with respect to any Benchmark Replacement, any technical, administrative or operational change (including any change to the definition of the definition of “Business Day”, the definition of “Interest Period”, the definition of “Interest Rate”, the timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, length of lookback periods, the applicability of breakage provisions, and other technical, administrative or operational matters) that the Administrative Agent decides, in its reasonable discretion and in consultation with the Borrowers, may be appropriate to reflect the adoption and implementation of such Benchmark Replacement and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent decides that adoption of any portion of such market practice is not administratively feasible or if

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the Administrative Agent determines that no market practice for the administration of such Benchmark Replacement exists, in such other manner of administration as the Administrative Agent decides, in its reasonable discretion and in consultation with the Borrowers, is reasonably necessary in connection with the administration of this Agreement or any other Transaction Document).

“Benchmark Replacement Date” shall mean the earliest to occur of the following events with respect to the then‑current Benchmark:

(1) in the case of clause (1) or (2) of the definition of “Benchmark Transition Event,” the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide all Available Tenors of such Benchmark (or such component thereof);

(2) in the case of clause (3) of the definition of “Benchmark Transition Event”, the date of the public statement or publication of information referenced therein; and

(3) in the case of a Term SOFR Transition Event that is not covered by clauses (1) or (2) above, the date that is thirty (30) days after the date a Term SOFR Notice is provided to the Lenders and the Borrower pursuant to Section 2.6(c).

For the avoidance of doubt, (i) if the event giving rise to the Benchmark Replacement Date occurs on the same day as, but earlier than, the Reference Time in respect of any determination, the Benchmark Replacement Date will be deemed to have occurred prior to the Reference Time for such determination and (ii) the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (1) or (2) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then‑current Available Tenors of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Transition Event” means the occurrence of one or more of the following events with respect to the then‑current Benchmark:

(1) a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased to provide all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof);

(2) a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the Federal Reserve Board, the Federal Reserve Bank of New York, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), which states that the administrator of such Benchmark (or such component) has ceased to provide all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely; provided that, at the time of such statement or publication, there is no

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successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof);

(3) a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that all Available Tenors of such Benchmark (or such component thereof) are no longer representative; or

(4) a Term SOFR Transition Event.

For the avoidance of doubt, a “Benchmark Transition Event” will be deemed to have occurred for purposes of clauses (1), (2), and (3) above with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then‑current Available Tenor of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Unavailability Period” means the period (if any) (x) beginning at the time that a Benchmark Replacement Date pursuant to clauses (1) or (2) of such definition has occurred if, at such time, no Benchmark Replacement has replaced the then‑current Benchmark for all purposes hereunder and under any Transaction Document in accordance with Section 2.6 and (y) ending at the time that a Benchmark Replacement has replaced the then‑current Benchmark for all purposes hereunder and in accordance with Section 2.6.

“Beneficial Ownership Certification” means a certification regarding beneficial ownership as required by the Beneficial Ownership Regulation.

“Beneficial Ownership Regulation” means 31 C.F.R. Section 1010.230.

“Benefit Plan Investor” means an employee benefit plan (as defined in Section 3(3) of ERISA), that is subject to the fiduciary responsibility provisions of Title I of ERISA, a plan (as defined in Section 4975 of the Code) that is subject to Section 4975 of the Code, or any entity whose underlying assets include “plan assets” (within the meaning of 29 C.F.R. Section 2510.3‑101, as modified by Section 3(42) of ERISA) by reason of investment by an employee benefit plan or plan in such entity.

“Borrower” means each of Vroom, Inc., a Delaware corporation, Darkwater Funding, LLC, a Delaware limited liability company, and United Auto Credit Corporation, a California corporation.

“Business Day” means any day other than a Saturday or a Sunday and any day which is a legal holiday under the laws of the State of New York or Delaware or any day on which a bank located in the State of New York or Delaware is authorized or permitted to close for business.

“Certificate” means each trust certificate listed on Schedule A attached hereto. The Residual Holder may add additional trust certificates to Schedule A after the Closing Date so long as (a) the Residual Holder provides an Appraisal of such trust certificates to the Administrative Agent and (b) such trust certificates and such Appraisal are reasonably satisfactory to the Required Lenders.

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“Certificate Transfer Documents” means the agreements pursuant to which the Residual Holder acquired the Certificates, as set forth on Schedule D attached hereto. The Residual Holder may add additional agreements to Schedule D after the Closing Date so long as such agreements are reasonably satisfactory to the Required Lenders.

“Closing Date” means March 7, 2025.

“Code” means the Internal Revenue Code of 1986, as amended.

“Collateral” shall have the meaning specified in Section 3.1(a).

“Collection Period” means, with respect to any Payment Date, the period commencing on the first calendar day of the third (3rd) calendar month immediately preceding the calendar month in which such Payment Date occurs and ending on the last day of the calendar month immediately preceding the calendar month in which such Payment Date occurs, or, in the case of the initial Collection Period, the period from and including the Initial Funding Date to and including the last day of the calendar month immediately preceding the calendar month in which the next following Payment Date occurs.

“Collections” means all cash collections and other cash proceeds of the Certificates and the Collateral, including all payments of principal, interest collections, investment earnings, deemed collections and any funds received by the Borrowers from the Collateral received during any Collection Period.

“Commitment Amount” means, as of any date of determination and with respect to each Lender, the commitment amount set forth against such Lender’s name in Schedule E less the aggregate Loan Balances funded by such Lender as of such date.

“Competitor” shall have the meaning specified in Schedule G.

“Confidential Information” means, with respect to any party hereto and as of any date of determination, includes information concerning the Certificates or the business, operations, assets, clients, customers, vendors, investors in, creditors of or material contract counterparties of such party, which information is delivered or made available by such party to any recipient under or in relation to this Agreement or any other Transaction Document, including (i) information transmitted in written, oral, magnetic or any other medium, (ii) all copies and reproductions, in whole or in part, of such information and (iii) all summaries, analyses, compilations, studies, notes or other records which contain, reflect or are generated from such information; provided that Confidential Information does not include, with respect to a recipient thereof, information that (a) was already known to such Person and such knowledge was not obtained from any other entity who was known by such Person to be subject to an obligation of confidentiality or otherwise prohibited from transmitting such information to such Person, (b) is or has become part of the public domain through no act or omission of such Person, (c) is or was lawfully disclosed to such Person without restriction on disclosure by a third party, (d) is or was developed independently by such Person or (e) is or was lawfully and independently provided to such Person prior to disclosure hereunder, from a third party who is not known by such Person to be subject to an obligation of confidentiality or otherwise prohibited from transmitting such information.

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“Control” means (i) with respect to a deposit account, has the meaning specified in Section 9‑104 of the UCC or (ii) with respect to a certificated security, an uncertificated security or a security entitlement, has the meaning specified in Section 8‑106 of the UCC.

“Corresponding Tenor” means, with respect to any Available Tenor, as applicable, either a tenor (including overnight) or an interest payment period having approximately the same length (disregarding business day adjustment) as such Available Tenor.

“Default” means any event that, with the giving of notice or the lapse of time, or both, would become an Event of Default.

“Derivatives” means (i) any exchange‑traded or over‑the‑counter forward, future, option, swap, cap, collar, floor or foreign exchange contract or any combination of the foregoing, whether for physical delivery or cash settlement, relating to any interest rate, interest rate index, currency, currency exchange rate, currency exchange rate index, debt instrument, debt price, debt index, depository instrument, depository price, depository index, equity instrument, equity price, equity index, commodity, commodity price or commodity index, (ii) any similar transaction, contract, instrument, undertaking or security or (iii) any transaction, contract, instrument, undertaking or security containing any of the foregoing.

“Dollars” or “$” means the lawful currency of the United States.

“Equity Interests” means, with respect to any Person and as of any date of determination, its equity ownership interests, its common stock and any other capital stock or other equity ownership units of such Person authorized from time to time, and any other shares, options, interests, participations or other equivalents (however designated) of or in such Person, whether voting or nonvoting, including common stock, options, warrants, preferred stock, phantom stock, membership units (common or preferred), stock appreciation rights, membership unit appreciation rights, convertible notes or debentures, stock purchase rights, membership unit purchase rights and all securities convertible, exercisable or exchangeable, in whole or in part, into any one or more of the foregoing.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and the regulations promulgated thereunder.

“ERISA Affiliate” means (i) any corporation which is a member of the same controlled group of corporations (within the meaning of Section 414(b) of the Code) as the Borrowers, (ii) a trade or business (whether or not incorporated) under common control (within the meaning of Section 414(c) of the Code) with the Borrowers or (iii) for purposes of Section 302 of ERISA and Section 412 of the Code, a member of the same affiliated service group (within the meaning of Section 414(m) of the Code) as, or under the common control with (for Section 414(o) of the Code) the Borrowers, any corporation described in clause (i) above or any trade or business described in clause (ii) above.

“Event of Default” shall have the meaning specified in Section 7.1(a).

“Excepted Persons” shall have the meaning specified in Section 10.01.

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“Exchange Act” means the Securities Exchange Act of 1934.

“Excluded Taxes” means any of the following Taxes imposed on or with respect to a Recipient (or in each case, if a Recipient is a disregarded entity for U.S. federal income tax purpose, with respect to such Recipient’s first direct or indirect beneficial owner that is not a disregarded entity) or required to be withheld or deducted from a payment to a Recipient, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan pursuant to a law in effect on the date on which (i) such Lender acquires such interest in the Loan (other than pursuant to an assignment request by a Borrower under Section 2.8(i)) or (ii) such Lender changes its lending office, except in each case to the extent that, pursuant to Section 2.8, amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its lending office, (c) Taxes attributable to such Recipient’s failure to comply with Section 2.8(b) and (d) any U.S. federal withholding Taxes imposed under FATCA.

“Fair Market Value” means, as of any date of determination and with respect to any Certificates, the fair market value of such Certificates as of the date set forth in the most recently delivered Appraisal for such Certificates.

“FATCA” means Sections 1471 through 1474 of the Code as in effect on the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with, and any current or future regulations promulgated thereunder or published administrative guidance implementing such Sections, any agreement entered into pursuant to Section 1471(b) of the Code, or any fiscal regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement entered into in connection with the implementation of such section of the Code.

“Federal Funds Effective Rate” means for any day, the rate per annum (expressed, as a decimal, rounded upwards, if necessary, to the next higher 1/100 of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided that, (a) if such day is not a Business Day, the Federal Funds Effective Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Effective Rate for such day, as determined by the Administrative Agent; provided, however, that such Federal Funds Effective Rate shall not be less than 0.00%.

“Federal Reserve Board” means the Board of Governors of the Federal Reserve System.

“Final Collection Date” means the date on which the Aggregate Unpaids have been indefeasibly paid in full.

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“Floor” shall mean 0.00%.

“Formation Documents” means (i) with respect to Vroom, Inc., the certificate of incorporation, filed in Delaware, and the bylaws of Vroom, Inc., (ii) with respect to Darkwater Funding, LLC, the certificate of formation, filed in Delaware, and the limited liability company agreement of Darkwater Funding, LLC and (iii) with respect to United Auto Credit Corporation, the certificate of incorporation, filed in California, and the bylaws of United Auto Credit Corporation.

“Funding Date” shall have the meaning specified in Section 4.3.

“GAAP” means generally accepted accounting principles as in effect from time to time in the United States.

“Governmental Authority” means, with respect to any Person, any nation or government, any State, local or other political subdivision thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government and having jurisdiction over such Person.

“Indebtedness” means, with respect to any Person and as of any date of determination, without duplication, (i) all indebtedness of such Person for borrowed money or for the deferred purchase price of property or services (other than current liabilities incurred in the ordinary course of business and payable in accordance with customary trade practices) or which is evidenced by a note, bond, debenture or similar instrument, (ii) all obligations of such Person under capital leases, (iii) all obligations of such Person in respect of acceptances issued or created for the account of such Person, (iv) all liabilities secured by any Lien on any property owned by such Person even though such Person has not assumed or otherwise become liable for the payment thereof and (v) all indebtedness, obligations or liabilities of that Person in respect of any Derivatives.

“Indemnified Parties” shall have the meaning specified in Section 6.3.

“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Borrower under any Transaction Document, including, for the avoidance of doubt, if a Recipient is a disregarded entity for U.S. federal income tax purposes, any such Taxes imposed on or with respect to such Recipient’s first direct or indirect beneficial owner that is not a disregarded entity, and (b) to the extent not otherwise described in (a), Other Taxes.

“Initial Funding Date” shall have the meaning specified in Section 4.2.

“Initial Lender” means each of the Lenders party hereto on the Closing Date.

“Insolvency Event” means, with respect to any Person:

(i) such Person shall fail generally to pay its debts as they come due, or shall make a general assignment for the benefit of creditors; or any case or other proceeding shall be instituted by such Person seeking to adjudicate it as bankrupt or insolvent, or seeking liquidation, reorganization, debt arrangement, dissolution, winding up, or composition or readjustment of debts

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of it or its debts under the Bankruptcy Code or any other law relating to bankruptcy, insolvency, reorganization, winding up or composition or adjustment of debts, or seeking the entry of an order for relief or the appointment of a trustee, receiver, custodian, liquidator, assignee, sequestrator or the like for such Person or all or substantially all of its assets; or such Person shall take any corporate or limited liability company action to authorize any of such actions; or

(ii) a case or other proceeding shall be commenced, without the application or consent of such Person in any court seeking the liquidation, reorganization, debt arrangement, dissolution, winding up, or composition or readjustment of debts of such Person, the appointment of a trustee, receiver, custodian, liquidator, assignee, sequestrator or the like for such Person or all or substantially all of its assets, or any similar action with respect to such Person under the Bankruptcy Code or any other law relating to bankruptcy, insolvency, reorganization, winding up or composition or adjustment of debts, and (A) such case or proceeding shall continue undismissed, or unstayed and in effect, for a period of ninety (90) consecutive days or (B) an order for relief in respect of such Person shall be entered in such case or proceeding or a decree or order granting such other requested relief shall be entered.

“Insolvency Laws” means the Bankruptcy Code and all other applicable liquidation, conservatorship, bankruptcy, moratorium, arrangement, rearrangement, receivership, insolvency, reorganization, suspension of payments, marshaling of assets and liabilities or similar debtor relief laws from time to time in effect affecting the rights of creditors generally.

“Insolvency Proceeding” means, with respect to any Person, any bankruptcy, insolvency, arrangement, rearrangement, conservatorship, moratorium, suspension of payments, readjustment of debt, reorganization, receivership, liquidation, marshaling of assets and liabilities or similar proceeding of or relating to such Person under any Insolvency Laws.

“Instrument” means any “instrument” (as defined in Article 9 of the UCC), other than an instrument that constitutes part of chattel paper.

“Interest” means, for each Loan and for each Payment Date, the Accrued Interest for such Loan and such Payment Date; provided that no portion of any payment of Interest shall be considered to have been paid by any distribution if at any time such portion of such distribution is rescinded or must otherwise be returned for any reason.

“Interest Period” means, in connection with the calculation of interest accrued on any Loan as of any specified Payment Date, the period commencing on the immediately preceding Payment Date and ending on the day immediately preceding such specified Payment Date; provided that, with respect to any Loan, (i) the first Interest Period shall be the period commencing on the Funding Date for such Loan and ending on the day immediately preceding the Payment Date following such Funding Date and (ii) any Interest Period that commences before the Final Collection Date that would otherwise end after the Final Collection Date shall end on the Final Collection Date.

“Interest Rate” means a rate per annum that is equal to the sum of the Benchmark plus 8.50%.

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“Investment” means, with respect to any Person, any direct or indirect loan, advance or investment by such Person in any other Person, whether by means of share purchase, capital contribution, loan or otherwise, and excluding commission, travel and similar advances to officers, employees and directors made in the ordinary course of business.

“Investment Company Act” means the Investment Company Act of 1940.

“ISDA Definitions” means the 2006 ISDA Definitions published by the International Swaps and Derivatives Association, Inc. or any successor thereto, as amended or supplemented from time to time, or any successor definitional booklet for interest rate derivatives published from time to time by the International Swaps and Derivatives Association, Inc. or such successor thereto.

“Lender” means each signatory hereto as a Lender and the successors and permitted assigns of such Lender from time to time that becomes a party hereto by execution of an Assignment and Acceptance.

“Lender Register” means the Lender Register attached hereto as Schedule C.

“Lender’s Owner” means, with respect to a Lender that is a disregarded entity for U.S. federal income tax purposes, the first direct or indirect beneficial owner of such Lender that is not a disregarded entity.

“Lien” means any mortgage, lien, pledge, charge, claim, security interest or encumbrance of any kind.

“Loan” means each loan to be made under this Agreement or the principal amount outstanding for the time being of that loan.

“Loan Balance” means, with respect to any Loan and as of any date of determination, the sum of the principal amount of such Loan as of such date (including any PIK Interest added to the principal amount of such Loan pursuant to Section 2.2(a)).

“Loan Percentage” means, with respect to each Lender at any time, a fraction (expressed as a percentage), the numerator of which is the portion of the aggregate of the Loan Balances then funded or maintained by such Lender at such time and the denominator of which is the aggregate of the Loan Balances funded by all Lenders at such time.

“LTV Ratio” means, as of any date of determination, the percentage equivalent of a fraction, (x) the numerator of which is the aggregate Loan Balances as of such date and (y) the denominator of which is the aggregate Fair Market Value of the Certificates as set forth in the most recently delivered Appraisal for such Certificates.

“Material Adverse Effect” means, with respect to any Person and to any event or circumstance, a material adverse effect on (i) the business, financial condition, operations, performance or properties of such Person, (ii) the validity or enforceability of this Agreement or any other Transaction Document or the validity, enforceability or collectability of (a) a material portion of the Certificates, or (b) a material portion of the Collections or the security interests in the Collateral, (iii) the rights and remedies of the Secured Parties under any Transaction Document,

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(iv) the ability of such Person to perform its obligations under this Agreement or any Transaction Document to which it is a party or (v) the status, existence, perfection, priority or enforceability of any Secured Party’s interest in the Collateral.

“Maturity Date” means December 31, 2026.

“Maximum Facility Amount” means $25,000,000.

“Maximum Lawful Rate” means the highest rate of interest permissible under Applicable Law.

“Maximum LTV Ratio” means 60%.

“Multiemployer Plan” means a “multiemployer plan” as defined in Section 4001(a)(3) of ERISA which is or was at any time during the current year or the immediately preceding five (5) years contributed to by the Borrowers or any ERISA Affiliate on behalf of its employees or with respect to which either of the Borrowers or any ERISA Affiliate has any outstanding liability.

“Notice of Borrowing” means a letter in substantially the form of Exhibit A hereto executed and delivered by the Borrowers to the Administrative Agent pursuant to Section 2.1(b).

“Obligations” means all loans, advances, debts, liabilities and obligations for monetary amounts owed by the Borrowers to the Lenders or any of their respective assigns, as the case may be, whether due or to become due, matured or unmatured, liquidated or unliquidated, contingent or non‑contingent and all covenants and duties regarding such amounts, of any kind or nature, present or future, arising under or in respect of the Loan, including all principal and interest (including interest that accrues after the commencement against the Borrowers of any action under the Bankruptcy Code).

“Officer’s Certificate” means, with respect to any Person, a certificate signed by any officer of such Person, and delivered to the Administrative Agent.

“Opinion of Counsel” means, with respect to any Person, a written opinion of counsel, who is reasonably acceptable to the addressees thereof, as applicable.

“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Transaction Document, or sold or assigned an interest in any Loan or Transaction Document).

“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Transaction Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than pursuant to an assignment request by a Borrower under Section 2.8(i)).

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“Patriot Act” means the USA PATRIOT Act (Title III of Pub. L. 107‑56 (signed into law October 26, 2001)).

“Payment Date” means the last day of each of March, June, September and December or, if any such day is not a Business Day, the next succeeding Business Day.

“Pension Plan” means an “employee pension benefit plan”, as such term is defined in Section 3 of ERISA (other than a Multiemployer Plan) that is subject to the provisions of Title IV of ERISA, which is maintained or contributed to by the Borrowers or any ERISA Affiliate or with respect to which any Borrower or any ERISA Affiliate has any outstanding liability.

“Periodic Term SOFR Determination Day” shall have the meaning assigned to it in the definition of “Term SOFR.”

“Permitted Liens” means any of Liens created pursuant to this Agreement or any other Transaction Document.

“Permitted Tax Liens” means any Liens for Taxes not yet due and payable or the validity of which is currently being contested in good faith by appropriate proceedings diligently conducted and with respect to which reserves have been provided on the books of the relevant Person in accordance with GAAP.

“Person” means an individual, partnership, corporation (including a business or statutory trust), limited liability company, joint stock company, trust, unincorporated association, sole proprietorship, joint venture, government (or any agency or political subdivision thereof) or other entity.

“PIK Interest” shall have the meaning specified in Section 2.2(a).

“Prime Rate” means the rate of interest determined by the Administrative Agent as the “Prime Rate” as in effect from time to time; provided, however, that such Prime Rate shall not be less than 0.00%.

“Proceeding” means any suit in equity, action at law or other judicial or administrative proceeding.

“Recipient” means the Administrative Agent and any Lender, as applicable.

“Records” means, with respect to any Certificate, all documents, books, records and other information (including computer programs, tapes, disks, punch cards, data processing software and related property and rights) maintained with respect to any related item of Collateral, including the original endorsements or assignments showing the chain of ownership of such Certificate.

“Reference Time” means, with respect to any setting of the then‑current Benchmark, (1) if such Benchmark is Term SOFR, the SOFR Determination Time, and (2) if such Benchmark is not Term SOFR, the time determined by the Administrative Agent in its reasonable discretion.

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“Relevant Governmental Body” means the Federal Reserve Board and/or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Federal Reserve Board and/or the Federal Reserve Bank of New York, or any successor of any of the foregoing.

“Reportable Event” means any of the events set forth in Section 4043(c) of ERISA for which the thirty (30) day notice provision has not been waived.

“Required Lenders” means, as of any date of determination, Lenders holding more than fifty percent (50.0%) of the aggregate Loan Balances and Commitment Amount as of such date.

“Requirements of Law” means, for any Person the certificate of incorporation or articles of association and by‑laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation, or order or determination of an arbitrator or Governmental Authority, in each case applicable to or binding upon such Person or to which such Person is subject, whether federal, State or local (including usury laws, the Federal Truth‑in‑Lending Act, and Regulations B, U, T, X and Z of the Federal Reserve Board).

“Sanctioned Country” means, at any time, a country or territory which is itself the subject or target of Sanctions (including, at the time of this Agreement, the so‑called Donetsk People’s Republic, the so‑called Luhansk People’s Republic, the Crimea Region and non‑government controlled areas of the Kherson and Zaporizhzhia Regions of Ukraine, Cuba, Iran, North Korea and Syria).

“Sanctioned Person” means, at any time, (a) any Person listed in any Sanctions‑related list of designated Persons maintained by the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State, (b) any Person operating, organized or resident in a Sanctioned Country or (c) any Person controlled by any such Person.

“Sanctions” means economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by any Sanctions Authority.

“Sanctions Authority” means the United States (including the Office of Foreign Assets Control of the U.S. Department of the Treasury and the U.S. Department of State), the United Kingdom (including His Majesty’s Treasury), the European Union and any EU member state, the United Nations Security Council, and any other relevant sanctions authority.

“Secured Party” (i) the Administrative Agent, (ii) the Lenders and (iii) each other Indemnified Party.

“Securities Account Control Agreement” means each agreement, in form and substance reasonably satisfactory to the Administrative Agent, among the Borrower, the Administrative Agent and the related securities intermediary, governing the terms of each securities or brokerage account established with or on behalf of such securities intermediary in which the Certificates may from time to time be deposited that provides the Administrative Agent with Control over the accounts subject to such agreement.

“Securities Act” means the Securities Act of 1933.

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“SOFR” means a rate per annum equal to the secured overnight financing rate for such Business Day as administered by the SOFR Administrator.

“SOFR Administrator” means the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate).

“SOFR Administrator’s Website” means the SOFR Administrator’s website, currently at http://www.newyorkfed.org, or any successor source for the secured overnight financing rate identified as such by the SOFR Administrator from time to time.

“SOFR Business Day” means a day on which banks are open for dealing in foreign currency and exchange in London, New York City and Washington, D.C.

“SOFR Determination Time” means 3:00 p.m. (New York City time) on a U.S. Government Securities Business Day, at which time Term SOFR is published on the Federal Reserve Bank of New York’s Website.

“Solvent” means, with respect to any Person and as of any date of determination, having a state of affairs such that (i) the fair value of the property owned by such Person is greater than the amount of such Person’s liabilities (including disputed, contingent and unliquidated liabilities) as such value is established and liabilities evaluated for purposes of Section 101(32) of the Bankruptcy Code; (ii) the present fair salable value of the property owned by such Person in an orderly liquidation of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured; (iii) such Person is able to realize upon its property and pay its debts and other liabilities (including disputed, contingent and unliquidated liabilities) as they mature in the normal course of business; (iv) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person’s ability to pay as such debts and liabilities mature; and (v) such Person is not engaged in business or a transaction, and is not about to engage in a business or a transaction, for which such Person’s property would constitute unreasonably small capital.

“State” means any state of the United States or the District of Columbia.

“Statutory Trust Act” means Chapter 38 of Title 12 of the Delaware Code, 12 Del. Code § 3801 et seq., as the same may be amended from time to time.

“Subsidiary” means, with respect to any Person and as of any date of determination, any corporation, limited liability company, partnership or other legal entity of which such entity directly or indirectly owns or controls at least a majority of the outstanding stock or other equity interest having general voting power. For purposes of this definition, “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of an entity, whether through the ownership of voting securities, by contract, or otherwise.

“Tax” or “Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), charges, assessments or fees of any nature that are imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

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“Term SOFR” means, with respect to each Loan and each Interest Period for such Loan, the Term SOFR Reference Rate for a tenor of three months on the day (such day, the “Periodic Term SOFR Determination Day”) that is two (2) U.S. Government Securities Business Days prior to the first day of such Interest Period, as such rate is published by the SOFR Administrator on CBA’s Market Data Platform (or other commercially available source of the applicable SOFR Administrator providing such quotations as may be selected by the Administrative Agent in its reasonable discretion from time to time) at approximately 6:00 a.m. (New York City time) on such Periodic Term SOFR Determination Day; provided that if as of 5:00 p.m. (New York City time) on any Periodic Term SOFR Determination Day the Term SOFR Reference Rate for the applicable tenor has not been published by the SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Reference Rate has not occurred, then Term SOFR will be the Term SOFR Reference Rate for such tenor as published by the SOFR Administrator on the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate for such tenor was published by the SOFR Administrator so long as such first preceding U.S. Government Securities Business Day is not more than three (3) U.S. Government Securities Business Days prior to such Periodic Term SOFR Determination Day.

“Term SOFR Notice” means a notification by the Administrative Agent to the Lenders and the Borrowers of the occurrence of a Term SOFR Transition Event.

“Term SOFR Reference Rate” means the forward‑looking term rate based on SOFR.

“Term SOFR Transition Event” means the election by the Administrative Agent following the determination by the Administrative Agent, in its reasonable discretion and in consultation with the Borrowers, that Term SOFR (a) has been (x) recommended by the Relevant Governmental Body for use in asset‑backed lending transactions substantially similar hereto, (y) applied in five (5) or more asset‑backed lending transactions substantially similar hereto where the Administrative Agent or one of its affiliates is a lender, or (z) generally adopted by market participants for use in asset‑backed lending transactions substantially similar hereto, and (b) is operationally, administratively and technically feasible for the Administrative Agent.

“Transaction Documents” means this Agreement, the Certificate Transfer Documents, each Securities Account Control Agreement, and any other document, certificate, opinion, agreement or writing the execution of which is necessary or incidental to carrying out the transactions contemplated by this Agreement or any of the other foregoing documents.

“Treasury Regulations” means the regulations, including proposed or temporary regulations, promulgated under the Code. References herein to specific provisions of proposed or temporary regulations shall include analogous provisions of final Treasury Regulations or other successor Treasury Regulations.

“Trust” means United Auto Credit Securitization Trust 2024‑1, a Delaware statutory trust.

“Trust Agreement” means that certain Second Amended and Restated Trust Agreement of the Trust, dated as of March 31, 2024, by and among United Auto Credit Financing LLC, as depositor, Computershare Trust Company, N.A., as certificate registrar and certificate paying agent, and Computershare Delaware Trust Company, N.A., as owner trustee.

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“Trust Documents” means the “Basic Documents” under (and as defined in) the Sale and Servicing Agreement (as defined in the Trust Agreement).

“UCC” means the Uniform Commercial Code as in effect in the State of New York; provided that if, by reason of any mandatory provisions of law, the perfection, the effect of perfection or non perfection or priority of the security interests granted to the Administrative Agent are governed by the Uniform Commercial Code as in effect in a jurisdiction of the United States of America other than the State of New York, then “UCC” means the Uniform Commercial Code as in effect from time to time in such other jurisdiction for purposes of such perfection, effect of perfection or non perfection or priority.

“UCC Financing Statement” means any UCC‑1 financing statement which perfects a Lien on the personal property of the related Borrower for the benefit of the Secured Parties, and which secures the Loans.

“Unadjusted Benchmark Replacement” means the applicable Benchmark Replacement excluding the related Benchmark Adjustment.

“United States” The United States of America.

“U.S. Government Securities Business Day” means any day except for a Saturday, a Sunday or a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in U.S. government securities.

“Withholding Agent” means any Borrower and the Administrative Agent.

Section 1.2. Accounting Terms and Determinations.

Unless otherwise defined or specified herein, all accounting terms shall be construed herein, all accounting determinations hereunder shall be made, all financial statements required to be delivered hereunder shall be prepared in accordance with GAAP.

Section 1.3. Computation of Time Periods.

Unless otherwise stated in this Agreement, in the computation of a period of time from a specified date to a later specified date, the word “from” means “from and including” and the words “to” and “until” each mean “to but excluding”.

Section 1.4. Interpretation.

When used in this Agreement, unless a contrary intention appears:

(a) a term has the meaning assigned to it;

(b) each reference to time without further specification shall mean New York City Time;

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(c) “or” is not exclusive;

(d) “including” means including without limitation;

(e) words in the singular include the plural and words in the plural include the singular;

(f) any agreement, instrument defined or referred to herein or in any instrument or certificate delivered in connection herewith means such agreement, instrument as from time to time amended, modified or supplemented and includes (in the case of agreements or instruments) references to all attachments thereto and instruments incorporated therein;

(g) any statute defined or referred to herein or in any instrument or certificate delivered in connection herewith means such statute as from time to time amended, modified or supplemented and includes any successor statute and the rules and regulations issued pursuant to such statute;

(h) references to a Person are also to its successors and permitted assigns (subject to any restrictions set forth herein or in any other applicable agreement);

(i) the words “hereof”, “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision hereof;

(j) references contained herein to Section, Schedule and Exhibit, as applicable, are references to Sections, Schedules and Exhibits in this Agreement unless otherwise specified;

(k) references to “writing” include printing, typing, lithography and other means of reproducing words in a visible form;

(l) all terms used in Article 9 of the UCC in the State of New York and not specifically defined herein are used herein as defined in such Article 9, unless the context requires application of another jurisdiction’s UCC, in which case, such terms are defined as in the UCC of that jurisdiction;

(m) periods of days referred to herein shall be counted in calendar days unless Business Days are expressly prescribed; and

(n) notwithstanding any other provision herein to the contrary, all monetary calculations hereunder shall be in U.S. dollars.

Article II

The Loans

Section 2.1. The Loans.

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(a) Upon the request of any Borrower prior to the Maturity Date and on the terms and conditions set forth herein, each Lender shall make Loans to such Borrower pursuant to the terms of this Agreement on a pro rata basis in accordance with each Lender’s Commitment Amount. No Borrower shall request Loans in excess of the aggregate Commitment Amount of the Lenders. The Loans outstanding hereunder shall not at any time exceed the Maximum Facility Amount.

(b) Each Loan hereunder shall be made on at least five (5) Business Days’ prior written request (or such shorter notice as the Lenders may in their sole discretion accept) from any Borrower to the Administrative Agent in the form of a Notice of Borrowing attached hereto as Exhibit B. Each such request for a Loan shall be made no later than 1:00 p.m. (New York City time) on a Business Day (it being understood that any such request made after such time shall be deemed to have been made on the following Business Day) and shall specify (i) the amount of the Loan requested (which shall not be less than $1,000,000 and, if in excess thereof, shall be an integral multiple of $1,000,000 in excess thereof), (ii) the account to which the proceeds of such Loan shall be distributed and (iii) the date such requested Loan is to be made (which shall be a Business Day).

(c) Subject to compliance by the Borrowers with the conditions to Loans set forth in Section 4.2 or Section 4.3, as applicable, prior to the Maturity Date, no later than 3:00 p.m. (New York City time) on the date specified in each Notice of Borrowing or such other date agreed to by the Administrative Agent and the Borrowers, provided all conditions precedent to the making of such Loan have been complied with, the Lenders will make available to the requesting Borrower by initiation of a wire to such Borrower in the amount of the requested Loan or such lesser amount as such Borrower and the Lenders may agree, at the account set forth in the related Notice of Borrowing.

(d) Any Borrower may voluntarily prepay any Loan pursuant to Section 2.9(a) hereof, and, subject to the other provisions of this Agreement, any amounts so prepaid shall cease to be outstanding (and the corresponding outstanding principal amount of such Loan will be proportionately reduced).

(e) Any Loans repaid under this Agreement may not be reborrowed.

(f) Each Borrower shall record in its records the date and amount of the Loan Balances of the Loans of such Borrower, the Accrued Interest with respect thereto and each repayment and payment thereof. The failure to so record any such information or any error in so recording any such information shall not, however, limit or otherwise affect the Obligations or the obligation of any Borrower hereunder or under the other Transaction Documents to repay any such amounts.

(g) Any Lender may request that its Loan Percentage of any Loan be evidenced by a promissory note. In such event, the related Borrower shall prepare, execute and deliver to such Lender a promissory note payable to such Lender (or, if requested by such Lender, to such Lender and its registered assigns) and in a form reasonably approved by such Lender. Thereafter, the portion of the Loan evidenced by such promissory note and interest thereon shall at all times

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(including after assignment pursuant to Section 9.1) be represented by one or more promissory notes in such form.

Section 2.2. Payments.

(a) Each of the Borrowers, jointly and severally, agrees to pay all Aggregate Unpaids on the dates specified herein. Without limiting the foregoing, all Aggregate Unpaids shall be due and payable, if not previously paid, on the earlier of (i) the Acceleration Date and (ii) the Maturity Date.

(b) Each of the Borrowers, jointly and severally, agrees to pay Interest on the Loan Balance of each Loan for the period from the related Funding Date until the Final Collection Date. Interest shall accrue on such Loan Balances during each related Interest Period for such Loan at the Interest Rate and shall be payable on each Payment Date in accordance with Section 2.3; provided that, for so long as no Default or Event of Default has occurred and is continuing, at the election of the related Borrower, the accrued but unpaid amount of such Interest may be capitalized and added to the Loan Balance on any Payment Date (all such amounts, “PIK Interest”).

(c) With respect to each Loan, the Loan Balance for such Loan shall bear interest at a rate per annum equal to the Interest Rate for the applicable Interest Period.

(d) All calculations of interest and other periodic amounts payable hereunder shall be calculated on the basis of a three hundred sixty (360) day year and for the actual days elapsed.

(e) Notwithstanding any other provision of this Agreement or the Transaction Documents, if at any time the rate of interest payable by any Person under the Transaction Documents exceeds the Maximum Lawful Rate, then, so long as the Maximum Lawful Rate would be exceeded, such rate of interest shall be equal to the Maximum Lawful Rate. If at any time thereafter the rate of interest so payable is less than the Maximum Lawful Rate, such Person shall continue to pay Interest at the Maximum Lawful Rate until such time as the total interest received from such Person is equal to the total Interest that would have been received had Applicable Law not limited the interest rate so payable. In no event shall the total Interest received by any Lender under this Agreement and the other Transaction Documents exceed the amount which such Lender could lawfully have received, had the Interest due been calculated from the Closing Date at the Maximum Lawful Rate.

(f) Except as otherwise specifically provided herein, all payments and prepayments under this Agreement and each Loan shall be made to the Lenders not later than 3:00 p.m. (New York City time) on the date when due and shall be made in lawful money of the United States of America in immediately available funds at the Lenders’ offices or as otherwise directed by a Lender or Administrative Agent, and any funds received by a Lender after such time shall, for all purposes hereof, be deemed to have been paid on the next succeeding Business Day.

(g) In the event that any payments or prepayments made to the parties hereunder are not properly allocated in accordance with this Article II, or were otherwise made in error, the party that received such payment or prepayment shall be obligated to promptly correct or cause to be corrected any such error.

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(h) Each Borrower shall make all payments due under this Agreement in Dollars and in immediately available funds.

Section 2.3. Payment Priorities.

(a) For so long as no Default or Event of Default has occurred and is continuing, on each Payment Date, at its election each Borrower may, and after the occurrence and during the continuance of a Default or an Event of Default each Borrower shall, pay or make distributions on the Loans of such Borrower in the amounts and to the Persons in the order of priority set forth below:

(i) First, to the Initial Lenders and the Administrative Agent, on a pro rata basis, in an amount equal to any expense reimbursements and indemnified amounts payable thereto in accordance with this Agreement;

(ii) Second, subject to Section 2.2(a), to each Lender, pro rata in accordance with such Lender’s Loan Percentage, an amount equal to the accrued and unpaid Interest for such Payment Date;

(iii) Third, to each Lender, pro rata in accordance with such Lender’s Loan Percentage, any remaining amounts to the Loan Balance of each Loan as of such Payment Date (determined prior to giving effect to payments pursuant to this clause).

Section 2.4. Payments, Computations, Etc.

(a) Unless otherwise expressly provided herein, all amounts to be paid by the Borrowers hereunder shall be paid in accordance with the terms hereof no later than 2:00 p.m. (New York, New York time) on the day when due in Dollars in immediately available funds.

(b) Whenever any payment hereunder (i) shall be stated to be due on a day other than a Business Day, such payment shall be made, without penalty, on the next succeeding Business Day or (ii) is received after 2:00 p.m. (New York, New York time) such payment shall be deemed to have been received on the next succeeding Business Day, and any such extension of time shall in such case be included in the computation of payment of Interest, other interest or any fee payable hereunder, as the case may be.

(c) All payments hereunder shall be made without set‑off or counterclaim.

(d) To the extent that (i) any Person makes a payment to the Borrowers, or any Lender or (ii) the Borrowers or any Lender receives or is deemed to have received any payment or proceeds for application to an obligation, which payment or proceeds or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, receiver or any other party under any Insolvency Law, State or United States federal law, common law or for equitable cause, then, to the extent such payment or proceeds are set aside, the obligation or part thereof intended to be satisfied shall be revived and continue in full force and effect, as if such payment or proceeds had not been received or deemed received by the Borrowers, or such Lender, as the case may be.

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Section 2.5. [Reserved].

Section 2.6. Suspension of the Benchmark.

(a) Subject to the other clauses of this Section 2.6, if prior to the commencement of any Interest Period:

(i) the Administrative Agent determines (which determination shall be conclusive absent manifest error) that adequate and reasonable means do not exist for ascertaining the applicable Benchmark (including because any screen rate necessary to determine such rate is not available or published on a current basis), for such Interest Period (or for such day); provided that no Benchmark Transition Event shall have occurred at such time with respect to such Benchmark; or

(ii) the Administrative Agent is advised by any Lender that the applicable Benchmark for such Interest Period (or for such day) will not adequately and fairly reflect the cost to such Lender of making or maintaining its Loans for such Interest Period (or for such day);

then the Administrative Agent shall give notice thereof to the Borrowers and the Lenders by telephone, telecopy or electronic mail as promptly as practicable thereafter and, until the Administrative Agent notifies the Borrowers and the Lenders that the circumstances giving rise to such notice no longer exist, the interest rate applicable to Loans that would otherwise be funded or maintained based on the applicable Benchmark shall be the Base Rate.

(b) Notwithstanding anything to the contrary herein or in any other Transaction Document, if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred prior to the Reference Time in respect of any setting of the then‑current Benchmark, then (x) if a Benchmark Replacement is determined in accordance with clause (1) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Transaction Document in respect of such Benchmark setting and subsequent Benchmark settings without any amendment to, or further action or consent of any other party to, this Agreement or any other Transaction Document and (y) if a Benchmark Replacement is determined in accordance with clause (2) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Transaction Document in respect of any Benchmark setting at or after 5:00 p.m. (New York City time) on the fifth (5th) Business Day after the date notice of such Benchmark Replacement is provided to the Lenders without any amendment to, or further action or consent of any other party to, this Agreement or any other Transaction Document so long as the Administrative Agent has not received, by such time, written notice of objection to such Benchmark Replacement from a majority of the Lenders.

(c) Notwithstanding anything to the contrary herein or in any other Transaction Document and subject to the proviso below in this paragraph, if a Term SOFR Transition Event and its Benchmark Replacement Date have occurred prior to the Reference Time in respect of any setting of the then‑current Benchmark, then the applicable Benchmark Replacement will replace

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the then‑current Benchmark for all purposes hereunder or under any Transaction Document in respect of such Benchmark setting and subsequent Benchmark settings, without any amendment to, or further action or consent of any other party to (but subject to prior consultation with the Borrowers), this Agreement or any other Transaction Document; provided that this clause (c) shall not be effective unless the Administrative Agent has delivered to the Lenders and the Borrowers a Term SOFR Notice.

(d) In connection with the implementation of a Benchmark Replacement, the Administrative Agent will have the right to make Benchmark Replacement Conforming Changes from time to time in consultation with the Borrowers and, notwithstanding anything to the contrary herein or in any other Transaction Document, any amendments implementing such Benchmark Replacement Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Transaction Document.

(e) The Administrative Agent will promptly notify the Borrowers and the Lenders of (i) any occurrence of a Benchmark Transition Event and its related Benchmark Replacement Date, (ii) the implementation of any Benchmark Replacement, (iii) the effectiveness of any Benchmark Replacement Conforming Changes, (iv) the removal or reinstatement of any tenor of a Benchmark pursuant to clause (f) below and (v) the commencement or conclusion of any Benchmark Unavailability Period; provided that any failure by the Administrative Agent to so notify the Borrower and/or any Lender shall not affect the Administrative Agent’s right to take or refrain from taking any action permitted under this Section 2.6. Any determination, decision or election that may be made by the Administrative Agent or, if applicable, any Lender (or group of Lenders) pursuant to this Section 2.6, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non‑occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party to this Agreement or any other Transaction Document, except, in each case, as expressly required pursuant to this Section 2.6.

(f) Notwithstanding anything to the contrary herein or in any other Transaction Document, at any time (including in connection with the implementation of a Benchmark Replacement), (i) if the then‑current Benchmark is a term rate (including Term SOFR) and either (A) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion or (B) the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is or will be no longer representative, then the Administrative Agent may modify the definition of “Interest Period” for any Benchmark settings at or after such time to remove such unavailable or non‑representative tenor and (ii) if a tenor that was removed pursuant to clause (i) above either (A) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (B) is not, or is no longer, subject to an announcement that it is or will no longer be representative for a Benchmark (including a Benchmark Replacement), then the Administrative Agent may modify the definition of “Interest Period” for all Benchmark settings at or after such time to reinstate such previously removed tenor.

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(g) Upon the Borrowers’ receipt of notice of the commencement of a Benchmark Unavailability Period, any Loan that would otherwise be funded or maintained based on the relevant Benchmark shall during such Benchmark Unavailability Period instead be funded or maintained based on the Base Rate. During any Benchmark Unavailability Period or at any time that a tenor for the then‑current Benchmark is not an Available Tenor, as applicable, will not be used in any determination of the Base Rate.

Section 2.7. [Reserved].

Section 2.8. Taxes.

(a) Each of the Lenders and the Borrowers (i) express their intention that the Loan hereunder qualify under applicable Tax purposes as indebtedness secured by the Collateral and (ii) unless otherwise required by appropriate taxing authorities, agree to treat each Loan as indebtedness secured by the Collateral for the purpose of federal income Taxes, State and local income and franchise Taxes and any other Taxes imposed upon, measured by or based upon gross or net income.

(b) (i) Each Lender (or other applicable recipient of payments) that is a United States person (as defined in Section 7701(a)(30) of the Code) (or that is a disregarded entity for U.S. federal income tax purposes of a Lender’s Owner that is a United States person (as defined in section 7701(a)(30) of the Code)) shall deliver to the Borrowers and the Administrative Agent, on or before the date on which it becomes a party to this Agreement (and from time to time thereafter when required by law or upon the reasonable request of the Borrowers or the Administrative Agent) two (2) properly completed and duly signed copies of Internal Revenue Service Form W‑9 (or any successor form) certifying that such Lender or Lender’s Owner (if applicable) is not subject to U.S. federal backup withholding.

(ii) Each Lender (or other applicable recipient of payments) that is not a United States person (as defined in Section 7701(a)(30) of the Code) (and is not a disregarded entity for U.S. federal income tax purposes of a Lender’s Owner that is a United States person (as defined in section 7701(a)(30) of the Code)) shall, to the extent it is legally entitled to do so, deliver to the Borrowers and the Administrative Agent on or before the date on which it becomes a party to this Agreement (and from time to time thereafter when required by law or upon the reasonable request of the Borrowers or the Administrative Agent, as applicable) whichever of the following is applicable with respect to such Lender or such Lender’s Owner (if applicable):

(A) in the case of such a Lender or Lender’s Owner (if applicable) claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Transaction Document, executed copies of Internal Revenue Service Form W‑8BEN or Internal Revenue Service Form W‑8BEN‑E establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Transaction Document, Internal Revenue Service Form W‑8BEN or Internal Revenue Service Form W‑8BEN‑E (or any successor forms) establishing an exemption from, or reduction

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of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty,

(B) two (2) duly completed copies of Internal Revenue Service Form W‑8ECI (or any successor forms),

(C) in the case of such a Lender or Lender’s Owner (if applicable) claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate in form reasonably satisfactory to the Borrowers and the Administrative Agent (any such certificate, a “United States Tax Compliance Certificate”), to the effect that such Lender is not (I) a “bank” extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (II) a “10‑percent shareholder” within the meaning of Section 881(c)(3)(B) of the Code, or (III) a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code, and that no payments in connection with the Transaction Documents are effectively connected with such Lender’s conduct of a U.S. trade or business and (y) two (2) duly completed copies of Internal Revenue Service Form W‑8BEN or Internal Revenue Service Form W‑8BEN‑E (or any successor forms),

(D) to the extent such a Lender or Lender’s Owner (if applicable) or other recipient of payments is not the beneficial owner (for example, where such Lender or other recipient of payments or Lender’s Owner (if applicable) is a partnership, or is a participant holding a participation granted by a participating Lender), Internal Revenue Service Form W‑8IMY (or any successor forms) of such Lender or Lender’s Owner (if applicable), accompanied by an Internal Revenue Service Form W‑8ECI, Internal Revenue Service Form W‑8BEN, Internal Revenue Service Form W‑8BEN‑E, United States Tax Compliance Certificate, Form W‑9 (or other successor forms) and/or any other required certification documents from each beneficial owner, as applicable, provided that if such Lender or Lender’s Owner (if applicable) is a partnership and one or more direct or indirect partners of such Lender or Lender’s Owner (if applicable) are claiming the portfolio interest exemption, such Lender may provide a U.S. Tax Compliance Certificate on behalf of each such direct and indirect partner,

(E) any such Lender shall, to the extent it is legally entitled to do so, deliver to the Borrowers and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or about the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of a Borrower or the Administrative Agent), executed copies of any other form prescribed by Applicable Law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by Applicable Law to permit any Borrower or the Administrative Agent to determine the withholding or deduction required to be made, and

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(F) if a payment made to such a Lender under any Transaction Document would be subject to U.S. federal withholding Tax imposed by FATCA if such payee were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such payee shall deliver to the Borrowers and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrowers and the Administrative Agent such documentation prescribed by Applicable Law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrowers and the Administrative Agent as may be necessary for the Borrowers and the Administrative Agent to comply with their respective obligations under FATCA and to determine that such Lender (and the relevant Lender’s Owner (if applicable)) has complied with such Lender’s (and relevant Lender’s Owner’s (if applicable)) obligations under FATCA or to determine the amount, if any, to deduct and withhold from such payment. Each Lender agrees that (i) the Borrowers may disclose the information contained on such form or certification as reasonably necessary to comply with their respective obligations under FATCA and (ii) if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrowers in writing of its legal inability to do so. Notwithstanding any other provisions of this clause (F), a Lender or other recipient of payments shall not be required to deliver any form that such Lender or other recipient of payments is not legally eligible to deliver. The Lenders acknowledge the right of the Borrowers and the Administrative Agent to withhold in compliance with Applicable Law. Solely for purposes of this clause (F), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

(iii) In addition, the initial Administrative Agent shall deliver to the Borrowers prior to the date on which the first payment by the applicable Borrower is due hereunder two copies of a properly completed and executed Internal Revenue Service Form W‑9 certifying its (or if the initial Administrative Agent is a disregarded entity for U.S. federal income tax purposes, its first direct or indirect beneficial owner that is not a disregarded entity’s) exemption from U.S. federal backup withholding or such other properly completed and executed documentation prescribed by Applicable Law (including any applicable Internal Revenue Service Form W‑8 (or any applicable successor form) and all necessary attachments) certifying its entitlement to exemption from applicable U.S. federal withholding taxes in respect of any payments to be made to such Administrative Agent by any Borrower pursuant to any Transaction Document.

(iv) To the extent it is legally able to do so, each successor or supplemental Administrative Agent shall deliver to the Borrowers, on or before the date such Person becomes an Administrative Agent hereunder, two copies of a properly completed and executed Internal Revenue Service Form W‑9 certifying its (or if such Person is a disregarded entity for U.S. federal income tax purposes, its first direct or indirect beneficial owner that is not a disregarded entity’s) exemption from U.S. federal backup withholding or such other properly completed and executed documentation prescribed by Applicable Law (including Internal Revenue Service Form W‑8IMY (or any applicable

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successor form) and all necessary attachments), with the effect that the Borrowers may make payments to the Administrative Agent, to the extent such payments are received by the Administrative Agent as an intermediary, without deduction or withholding of any Taxes imposed by the United States.

(v) For purposes of this Section 2.8, “Applicable Law” includes FATCA. Each Lender and the Administrative Agent agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrowers and the Administrative Agent, as applicable, in writing of its legal inability to do so.

(c) Any and all payments by or on account of any obligation of the Borrowers under any Transaction Document shall be made without deduction or withholding for any Taxes, except as required by Applicable Law. If any Applicable Law (as determined in the good faith discretion of an applicable Withholding Agent) requires the deduction or withholding of any Tax from any such payment by a Withholding Agent, then the applicable Withholding Agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with Applicable Law and, if such Tax is an Indemnified Tax, then the sum payable by the applicable Borrower shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section 2.8) the applicable Recipient receives an amount equal to the sum it would have received had no such deduction or withholding been made.

(d) The Borrowers shall timely pay to the relevant Governmental Authority in accordance with Applicable Law, or at the option of the Administrative Agent, timely reimburse it for the payment of, any Other Taxes.

(e) The Borrowers shall indemnify each Recipient and, in the case a Recipient is a disregarded entity for U.S. federal income tax purposes, such Recipient’s first direct or indirect beneficial owner that is not a disregarded entity, within 10 days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section 2.8) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient (or, in each case, if such Recipient is a disregarded entity for U.S. federal income tax purposes, such Recipient’s first direct or indirect beneficial owner that is not a disregarded entity) and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the applicable Borrower by a Lender (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.

(f) Each Lender shall severally indemnify the Administrative Agent, within 10 days after demand therefor, for (i) any Indemnified Taxes attributable to such Lender (or Lender’s Owner, if applicable) (but only to the extent that the Borrower has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Borrower to do so), (ii) any Taxes attributable to such Lender’s failure to comply with the

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provisions of Section 9.1(g) relating to the maintenance of a Participant Register and (iii) any Excluded Taxes attributable to such Lender (or Lender’s Owner, if applicable), in each case, that are payable or paid by the Administrative Agent in connection with any Transaction Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Transaction Document or otherwise payable by the Administrative Agent to the Lender from any other source against any amount due to the Administrative Agent under this Section 2.8(f).

(g) As soon as practicable after any payment of Taxes by any Borrower to a Governmental Authority pursuant to this Section 2.8, the applicable Borrower shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

(h) If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section 2.8 (including by the payment of additional amounts pursuant to this Section 2.8), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section with respect to the Taxes giving rise to such refund), net of all out‑of‑pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this paragraph (g)(plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this paragraph (g), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this paragraph (g) the payment of which would place the indemnified party in a less favorable net after‑Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This paragraph shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.

(i) If any Lender requires the Borrower to pay any Indemnified Taxes or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.8, then such Lender shall (at the request of any Borrower) use reasonable efforts to designate a different lending office for funding or booking its loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 2.8, as the case may be, in the future, and (ii) would not subject such Lender to any unreimbursed material cost or expense and would not otherwise be disadvantageous

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to such Lender. The Borrowers hereby agree to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

(j) Each party’s obligations under this Section 2.8 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Commitment Amounts and the satisfaction or discharge of all obligations under any Transaction Document.

Section 2.9. Prepayments.

(a) Optional Prepayments. The Borrowers may elect to prepay the Loans in whole or in part at any time by providing the Lenders with notice of their election at least two (2) Business Days prior to the date of such prepayment. In connection with any such prepayment, the Borrowers shall also repay any accrued and unpaid Interest on the amount of such Loans prepaid.

(b) Mandatory Prepayments; Additional Collateral. If the LTV Ratio exceeds the Maximum LTV Ratio as of any Appraisal Date, then the Borrowers shall, within thirty (30) days of such Appraisal Date, either pledge to the Administrative Agent additional Certificates or other collateral, in each case, reasonably satisfactory to the Required Lenders, or prepay the Loans, in each case, in an amount necessary to cause the LTV Ratio not to exceed the Maximum LTV Ratio as of such Appraisal Date on a pro forma basis after giving effect to such pledge or prepayment. In connection with any such prepayment, the Borrowers shall also repay any accrued and unpaid Interest on the amount of such Loans prepaid.

Article III

Security

Section 3.1. Collateral.

(a) The parties hereto intend that this Agreement constitute a security agreement and the transactions effected hereby constitute secured loans by the Lenders to the Borrowers under Applicable Law. As collateral security for the prompt, complete and indefeasible payment and performance in full when due, whether by lapse of time, acceleration or otherwise, of the Obligations, the Residual Holder hereby grants to the Administrative Agent for the benefit of the Secured Parties, a lien on and security interest in all of the Residual Holder’s right, title and interest in, to and under any and all of the following assets and properties, whether now existing or owned or hereafter arising or acquired and wheresoever located (collectively, the “Collateral”):

(i) the Certificates and any accounts or obligations evidenced thereby, any guarantee thereof, all Collections and all monies due or to become due or received by any Person in payment of any of the foregoing on or after the Initial Funding Date;

(ii) each Transaction Document to which the Residual Holder is a party and remedies thereunder;

(iii) the Trust Documents and the remedies thereunder;

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(iv) all Records, documents and writings evidencing or related to the Certificates;

(v) all guaranties, indemnities, warranties, insurance (and proceeds and premium refunds thereof) and other agreements or arrangements of whatever character from time to time supporting or securing payment of the Certificates;

(vi) all security interests, Liens, guaranties and other encumbrances in favor of or assigned or transferred to the Residual Holder and to the Certificates;

(vii) all cash, deposit accounts, monies, deposits, funds, accounts and instruments relating to the foregoing;

(viii) all accounts, chattel paper, commercial tort claims, documents, equipment, fixtures, general intangibles (including, without limitation, all intellectual property), goods, installment sales contracts, installment payment contracts, instruments, inventory, investment property, leases, letters of credit, letter of credit rights, payment intangibles, promissory notes and supporting obligations; and

(ix) to the extent not otherwise including, all income, proceeds, supporting obligations and products of any and all of the foregoing.

(b) The grant under this Section does not constitute and is not intended to result in the creation or an assumption by any of the Secured Parties of any obligation of the Residual Holder or any other Person in connection with any or all of the Collateral or under any agreement or instrument relating thereto.

(c) Anything herein to the contrary notwithstanding, (i) the exercise by the Secured Parties of any of their rights in the Collateral shall not release the Residual Holder from any of its duties or obligations with respect to the Collateral and (ii) no Secured Party shall have any obligations or liability with respect to the Collateral by reason of this Agreement, nor shall any Secured Party be obligated to perform any of the obligations or duties of the Residual Holder with respect to the Collateral or hereunder or to take any action to collect or enforce any claim for payment assigned hereunder.

(d) The Borrowers and the Initial Lenders agree that upon the appointment of a Successor Administrative Agent in accordance with Section 8.1, the grant under this Section shall inure to the benefit of the Successor Administrative Agent, on behalf of the Secured Parties.

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Section 3.2. Release of Collateral; No Legal Title.

(a) The security interest in the Collateral shall be released automatically upon full and final satisfaction of the Aggregate Unpaids. The Administrative Agent shall execute and file such partial or full releases or partial or full assignments of financing statements and other documents and instruments as may be reasonably requested by and at the expense of the Borrowers to effectuate and evidence the release of any relevant portion of the Collateral.

(b) The Lenders will not, except as may result from the exercise of their remedies hereunder, have legal title to any part of the Collateral and, from and after the Final Collection Date, will have no further interest in or rights with respect to any part of the Collateral.

Section 3.3. Protection of Security Interest; Administrative Agent as Attorney‑in‑Fact.

(a) The Residual Holder agrees that from time to time, at its expense, it will promptly execute and deliver all instruments and documents, and take all actions, that may reasonably be necessary, or, at the request of the Administrative Agent, that the Administrative Agent may reasonably deem necessary or desirable, to perfect, protect or more fully evidence the security interest granted to the Administrative Agent for the benefit of the Secured Parties in the Collateral, or to enable the Secured Parties (or the Administrative Agent acting on their behalf) to exercise and enforce their rights and remedies hereunder.

(b) If the Residual Holder fails to perform any of its obligations under this Section 3.3, any Secured Party may (but shall not be required to) perform, or cause performance of, such obligation and such Secured Party’s reasonable costs and expenses incurred in connection therewith shall be payable, jointly and severally, by the Borrowers.

(c) Any financing statement filed in connection with this Agreement or amendment thereto may describe the Collateral in the same manner as described in this Agreement or any other agreement entered into by the parties in connection herewith, or may contain an indication or description of collateral that describes such property in any other manner as the Lenders may determine, in their sole discretion, is necessary, advisable or prudent to ensure the perfection of the security interest in the Collateral, including describing such property as “all assets of the debtor whether now owned or hereafter acquired or arising and wheresoever located, including all accessions thereto and all products and proceeds thereof” or words of similar import. The Residual Holder shall provide the Lenders with copies of all financing statements filed in connection herewith (including all continuations, amendments and terminations related thereto) promptly following the filing of any such document with a Governmental Authority, and the Residual Holder shall provide the Lenders with copies of any such filings upon their request.

Section 3.4. Waiver of Certain Laws.

Each Borrower agrees, to the full extent that it may lawfully so agree, that neither it nor anyone claiming through or under it will set up, claim or seek to take advantage of any appraisement, valuation, stay, extension or redemption law now or hereafter in force in any locality where any part of the Collateral may be situated in order to prevent, hinder or delay the enforcement or foreclosure of this Agreement, or the absolute sale of any of the Collateral or any

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part thereof, or the final and absolute putting into possession thereof, immediately after such sale, of the purchasers thereof, and each Borrower for itself and all who may at any time claim through or under it, hereby waives, to the full extent that it may be lawful so to do, the benefit of all such laws, and any and all right to have any of the properties or assets constituting the Collateral marshaled upon any such sale, and agrees that the Administrative Agent, or any court having jurisdiction to foreclose on the security interests granted in this Agreement, may sell the Collateral as an entirety or in such parcels as the Administrative Agent or such court may determine.

Article IV

Conditions of Closing

Section 4.1. Conditions to Closing.

This Agreement shall become effective as of the Closing Date when all of the following conditions have been satisfied or waived in the reasonable discretion of the Administrative Agent:

(a) This Agreement shall have been duly executed by, and delivered to, the parties hereto, in form and substance reasonably satisfactory to the Initial Lenders.

(b) All representations and warranties of each Borrower contained in each Transaction Document to which it is a party shall be true and correct in all material respects (except to the extent that any such representation or warranty is subject to any materiality qualifier, in which case, such representation or warranty shall be true and correct in all respects) on and as of the Closing Date.

(c) No Default or Event of Default shall have occurred.

(d) The Borrowers shall have paid or caused to be paid all fees required to be paid by them on the Closing Date, including all fees required to be paid on or before the Closing Date hereunder and the Administrative Agent and the Initial Lenders shall have been reimbursed for all fees, costs and expenses related to the transactions contemplated hereunder and under the other Transaction Documents, including legal and other document preparation costs.

Section 4.2. Conditions to the Initial Funding Date.

The funding of the initial Loan hereunder shall be subject to the satisfaction or waiver by the Administrative Agent in its reasonable discretion (the date of such funding, the “Initial Funding Date”):

(a) The Borrowers shall have delivered to the Administrative Agent a Notice of Borrowing for such Loan in accordance with Section 2.1(b).

(b) After giving effect to the requested Loan, (i) the aggregate Loan Balances shall not exceed the Maximum Facility Amount and (ii) the LTV Ratio shall not exceed the Maximum LTV Ratio.

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(c) Each Transaction Document shall have been duly executed by, and delivered to, the parties hereto and thereto and the Initial Lenders shall have received each other document, agreement, certificate, opinion and other item specified on Schedule B hereto, each in form and substance reasonably satisfactory to the Initial Lenders.

(d) All representations and warranties of each Borrower contained in each Transaction Document to which it is a party shall be true and correct in all material respects (except to the extent that any such representation or warranty is subject to any materiality qualifier, in which case, such representation or warranty shall be true and correct in all respects) on and as of the Initial Funding Date.

(e) No Default or Event of Default shall have occurred.

(f) The Administrative Agent shall have received a solvency certificate in a form reasonably satisfactory to the Administrative Agent and signed by an officer of each Borrower confirming that such Borrower and its Subsidiaries is Solvent on a consolidated basis immediately prior to and immediately after giving effect to the initial funding of the Loan.

(g) The Residual Holder shall have taken all steps necessary under all Applicable Law in order to cause to exist in favor of the Administrative Agent, for the benefit of the Secured Parties, a valid, subsisting and enforceable first priority perfected security interest in the Residual Holder’s right, title and interest in the Collateral, including the execution of a Securities Account Control Agreement with respect to each securities or brokerage account into which the Certificates may from time to time be deposited.

(h) Draft UCC Financing Statements to be filed on or prior to the Initial Funding Date or other similar instruments or documents as may be necessary or desirable in the reasonable opinion of the Administrative Agent under the UCC of all appropriate jurisdictions or any comparable law to perfect the Administrative Agent’s security interest in the Collateral, which UCC Financing Statements may indicate the Collateral as “all assets of the debtor, whether now existing or hereafter arising” or words of similar effect or with greater detail.

(i) The Administrative Agent shall have received an executed copy of the favorable written Opinion of Counsel of Latham & Watkins LLP, counsel for the Borrowers in the United States, as to: general corporate matters; enforceability; due execution; no‑conflicts with organizational documents, New York or Federal law; and attachment and perfection of security interests.

(j) The Administrative Agent shall have received a certificate of the secretary or assistant secretary of each of the Borrowers certifying (i) as to the incumbency and genuineness of the signature of an officer of such Borrower executing this Agreement and each Transaction Document and (ii) that attached thereto is a true, correct and complete copy of (a) the organizational documents, if any, of such Borrower and all amendments thereto, certified as of a recent date by the appropriate Governmental Authority in such Borrower’s jurisdiction of organization and as in effect on the date of such certification, (b) resolutions duly adopted by such Borrower authorizing, as applicable, the transactions contemplated hereunder and the execution, delivery and performance of the Transaction Documents, and (c) certificates as of a recent date of

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the good standing or active status, as applicable, of such Borrower under the laws of its jurisdiction of organization.

(k) The Borrowers shall have paid or caused to be paid all fees required to be paid by them on such Funding Date, and the Administrative Agent and the Initial Lenders shall have been reimbursed for all fees, costs and expenses related to the requested Loan.

(l) The Administrative Agent shall have received a certificate signed by an officer of each Borrower confirming the satisfaction of the condition set forth in paragraphs (d) and (e).

Section 4.3. Conditions to Additional Fundings.

Each Loan hereunder on or after the Initial Funding Date shall be subject to the satisfaction or waiver by the Administrative Agent in its reasonable discretion (the date of each funding, together with the Initial Funding Date, a “Funding Date”):

(a) The Borrowers shall have delivered to the Administrative Agent a Notice of Borrowing for such Loan in accordance with Section 2.1(b).

(b) After giving effect to the requested Loan, (i) the aggregate Loan Balances shall not exceed the Maximum Facility Amount and (ii) the LTV Ratio shall not exceed the Maximum LTV Ratio.

(c) All representations and warranties of each Borrower contained in each Transaction Document to which it is a party shall be true and correct in all material respects (except to the extent that any such representation or warranty is subject to any materiality qualifier, in which case, such representation or warranty shall be true and correct in all respects) on and as of the applicable Funding Date.

(d) No Default or Event of Default shall have occurred.

(e) The Administrative Agent shall have received a certificate signed by an officer of each Borrower confirming the satisfaction of the condition set forth in paragraphs (c) and (d).

(f) After giving effect to each Loan hereunder, and the disbursement of the proceeds of such Loan, such Borrower shall be Solvent.

(g) The Borrowers shall have paid or caused to be paid all fees required to be paid by it on such Funding Date, and the Administrative Agent and the Lenders shall have been reimbursed for all fees, costs and expenses related to the requested Loan.

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Article V

Representations and Warranties

Section 5.1. Representations and Warranties of the Borrowers.

Except as otherwise indicated, each Borrower makes the following representations and warranties as of the Closing Date and each Funding Date, upon which each Lender relies in making the Loans to the Borrower.

(a) Organization and Good Standing. Such Borrower is duly organized and validly existing as a corporation, limited liability company or other entity, in good standing under the laws of the State of Delaware or California, as applicable, with all requisite power and authority to conduct its business as such business is presently conducted, and, in the case of the Residual Holder, such Borrower has all necessary power, authority and legal right to acquire, own, sell and pledge the Certificates and other Collateral.

(b) Due Qualification. Such Borrower is duly qualified to do business in its jurisdiction of formation or incorporation. Such Borrower has obtained all necessary licenses and approvals in all jurisdictions in which the conduct of its business requires such qualifications, licenses or approvals (including, as applicable, the purchase, sale and pledge of the Certificates and any other Collateral) except where the failure to qualify could not reasonably be expected to result in a Material Adverse Effect.

(c) Power and Authority; Due Authorization. Such Borrower (i) has all necessary power, authority and legal right to (A) execute and deliver this Agreement and each other Transaction Document to which it is a party, (B) carry out the terms of this Agreement and each other Transaction Document to which it is a party and (C) in the case of the Residual Holder, grant the security interest in the Collateral on the terms and conditions herein provided and (ii) has taken all necessary action to authorize the execution, delivery and performance of this Agreement and, in the case of the Residual Holder, the grant of the security interest in the Collateral on the terms and conditions herein provided.

(d) No Violation. The consummation of the transactions contemplated by this Agreement and the fulfillment of the terms hereof will not (i) conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time or both) a default under, such Borrower’s Formation Documents, (ii) result in a breach of, or constitute a default under, or require any consent under, any material agreement that is binding on such Borrower or by which it or its properties may be bound or affected, (iii) result in the creation or imposition of any Lien upon any of such Borrower’s properties pursuant to the terms of any agreement, other than this Agreement or (iv) violate any Applicable Law, in the case of clause (iv), except where such violation could not reasonably be expected to result in a Material Adverse Effect.

(e) No Proceedings. There is no litigation, proceeding or investigation pending or, to such Borrower’s best knowledge, threatened against it, before any Governmental Authority (i) asserting the invalidity of this Agreement, (ii) seeking to prevent the consummation of any of

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the transactions contemplated by this Agreement or (iii) seeking any determination or ruling that could reasonably be expected to have a Material Adverse Effect.

(f) All Consents Required. All approvals, authorizations, consents, orders, licenses or other actions of any Person or of any Governmental Authority required for the due execution, delivery and performance by such Borrower of this Agreement either (x) have been duly obtained, effected or given and are in full force and effect or (y) as of the date hereof, the Borrower has properly completed and submitted all applications, documents and other materials necessary to cause such consent, license, approval, authorization, registration or declaration to be issued or obtained and has paid all applicable fees and costs in connection therewith.

(g) Solvency. The transactions under this Agreement do not and will not render such Borrower not Solvent.

(h) Taxes. Such Borrower has filed or caused to be filed all U.S. federal and material state, local and foreign tax returns that are required to be filed by it. Such Borrower has paid or made adequate provisions for the payment of all U.S. federal and material amounts of state, local or foreign Taxes and all material Tax assessments made against it or any of its property (other than any amount of material Tax the validity of which is currently being contested in good faith by appropriate proceedings diligently conducted and with respect to which reserves have been provided on the books of such Borrower in accordance with GAAP), and no tax lien has been filed (other than any Permitted Tax Liens), and, to its knowledge, no claim by any taxing authority has been asserted in writing, with respect to any material amount of such Tax.

(i) Exchange Act Compliance; Regulations T, U and X. None of the transactions contemplated herein (including the use of the proceeds from the Loan and the pledge of the Collateral) will violate or result in a violation of Section 7 of the Exchange Act, or any regulations issued pursuant thereto, including Regulations T, U and X of the Federal Reserve Board, 12 C.F.R., Chapter II. Such Borrower does not own, nor does it intent to carry or purchase, and no proceeds from the pledge of or grant of a security interest in the Collateral will be used to carry or purchase, any “margin stock” within the meaning of Regulation U or to extend “purpose credit” within the meaning of Regulation U.

(j) Quality of Title. Each Certificate is owned by the Residual Holder free and clear of any Lien except for Permitted Liens. On or prior to the Initial Funding Date, the Administrative Agent shall acquire a valid and perfected first priority security interest in the Collateral then‑existing or thereafter arising, free and clear of any Lien, other than Permitted Liens or Permitted Tax Liens. No effective financing statement or other instrument similar in effect covering any portion of the Collateral shall, after the Initial Funding Date, be on file in any recording office except such as may be filed in favor of the Administrative Agent in accordance with this Agreement.

(k) Perfection Representations. This Agreement creates a valid and continuing security interest (as defined in the applicable UCC) in the Collateral in favor of the Administrative Agent, which security interest is prior to all other Liens, and is enforceable as such against creditors of and purchasers from the Residual Holder. The Residual Holder has caused or will have caused, within ten (10) days after the Initial Funding Date, the filing of all appropriate financing statements

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in the proper filing office in the appropriate jurisdictions under Applicable Law in order to perfect the security interest in the Collateral, and the Residual Holder has taken all other steps necessary to perfect the Administrative Agent’s security interest in the Collateral. Other than the security interest granted to the Administrative Agent pursuant to this Agreement, the Residual Holder has not pledged, assigned, sold, granted a security interest in, or otherwise conveyed any of the Collateral. The Residual Holder has not authorized the filing of, nor is aware of any, financing statement listing the Residual Holder as debtor that includes a description of collateral covering the Collateral other than any financing statement relating to the security interest granted to the Administrative Agent hereunder or that has been terminated or amended. The Residual Holder is not aware of any judgment or tax lien filings against the Residual Holder (other than any Permitted Tax Liens). All financing statements filed or to be filed against such Borrower in favor of the Administrative Agent in connection herewith describing the Collateral contain a statement to the following effect: “A purchase of or security interest in any collateral described in this financing statement will violate the rights of the secured parties under that certain Loan and Security Agreement, dated as of March 7, 2025, between Vroom, Inc., a Delaware corporation, Darkwater Funding, LLC, a Delaware LLC, and United Auto Credit Corporation, a California corporation, each of the lenders party thereto, and the Secured Party (as amended, supplemented, restated or replaced from time to time).”

(l) Reports Accurate. All information, exhibits, financial statements, documents, books, records or reports furnished or to be furnished by the Borrowers to any Lender in connection with this Agreement are true, correct and complete in all material respects as of the date specified therein or the date so furnished (as applicable).

(m) Certificate Transfer Documents. The agreements listed on Schedule D hereto are the only agreements pursuant to which the Residual Holder acquired the Certificates.

(n) Investment Company Act. Such Borrower is not and, after giving effect to the transactions contemplated by this Agreement, will not be required to register as, an “investment company” within the meaning of the Investment Company Act. Such Borrower is entitled to rely on the exemption from the definition of “investment company” set forth in Section 3(c)(7) of the Investment Company Act, although there may be additional exclusions or exemptions available to such Borrower.

(o) Anti‑Corruption Laws and Sanctions. Such Borrower is in compliance with Anti‑Corruption Laws and applicable Sanctions. Such Borrower is subject to policies and procedures to ensure compliance by it and its directors, officers, employees and agents with Anti‑Corruption Laws. None of such Borrower, or any of their respective directors, officers or employees, or, to the knowledge of the Borrowers, the affiliates or agents of the Borrowers, is a Sanctioned Person or, located, organized or resident in a Sanctioned Country. None of the Loans, the use of proceeds of the Loans or the transactions contemplated by this Agreement will violate Anti‑Corruption Laws or applicable Sanctions.

(p) Anti‑Money Laundering Laws. The operations of such Borrower are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements, the applicable money laundering statutes of all jurisdictions where the Borrower conducts business, the rules and regulations thereunder and any related or similar rules,

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regulations or guidelines, issued, administered or enforced by any governmental or regulatory agency (collectively, the “Anti‑Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Borrower or any of its subsidiaries with respect to the Anti‑Money Laundering Laws is pending or, to the knowledge of such Borrower, threatened.

(q) ERISA. Such Borrower is not, and will not any time be, a Benefit Plan Investor or a governmental plan, non‑U.S. plan, church plan or any other plan, arrangement or entity that is subject to any federal, state, local or non‑U.S. law that is substantially similar to Title I of ERISA or Section 4975 of the Code (a “Similar Law Plan”).

(r) Beneficial Ownership. The information included in the Beneficial Ownership Certification delivered by such Borrower to the Administrative Agent is true and correct in all material respects.

Section 5.2. Representations and Warranties of Each Borrower relating to this Agreement and the Certificates.

Each Borrower hereby represents and warrants, as of the Closing Date and each Funding Date, as follows:

(a) Binding Obligation. This Agreement constitutes the legal, valid and binding obligation of such Borrower, enforceable against it in accordance with its terms, except as such enforceability may be limited by Insolvency Laws and except as such enforceability may be limited by general principles of equity (whether considered in a suit at law or in equity).

(b) Certificates. (A) Schedule A and the information contained therein is an accurate and complete listing in all material respects of the Certificates constituting a portion of the Collateral and the information contained therein with respect to the identity of such Certificates and the amounts owing thereunder is true and correct in all material respects, (B) each Certificate is free and clear of any Lien (other than Permitted Liens) and in compliance with all Applicable Laws, and (C) with respect to each Certificate, all consents, licenses, approvals or authorizations of or registrations or declarations with any Governmental Authority required to be obtained, effected or given by the Borrowers in connection with the purchase and pledge of or grant of a security interest in such Certificate and any related Collateral to the Administrative Agent have been duly obtained, effected or given and are in full force and effect.

Article VI

Covenants

Section 6.1. Affirmative Covenants of the Borrowers.

From the date hereof until the Final Collection Date, each Borrower covenants and agrees as follows:

(a) Compliance with Laws. Such Borrower shall comply in all material respects with all Applicable Laws, including those with respect to the Certificates.

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(b) Preservation of Existence. Such Borrower shall preserve and maintain its existence, rights, franchises and privileges in the State of Delaware, and qualify and remain qualified in good standing in each jurisdiction where the failure to preserve and maintain such existence, rights, franchises, privileges and qualification has had, or could reasonably be expected to have, a Material Adverse Effect.

(c) Keeping of Records and Books of Account. Such Borrower shall maintain and implement administrative and operating procedures and keep and maintain all documents, books, records and other information reasonably necessary or advisable for the collection of all Certificates and any other Collateral.

(d) Protect and Defend Title. With respect to each Certificate owned by such Borrower, such Borrower shall: (i) take all action necessary to perfect, protect and more fully evidence such Borrower’s ownership of such Certificate, including executing or causing to be executed such other instruments or notices as may be necessary or appropriate and (ii) taking all additional action that the Required Lenders or the Administrative Agent may reasonably request, including the filing of financing statements listing the Initial Administrative Agent as secured party and to the extent a Successor Administrative Agent is appointed pursuant to Section 8.1, amending such financing statements to list the Successor Administrative Agent as secured party, to perfect, protect and more fully evidence the respective interests of the parties to this Agreement in the Collateral.

(e) Taxes. Such Borrower shall file or cause to be filed all U.S. federal and material state, local or foreign tax returns that are required to be filed by it and shall pay, discharge or otherwise satisfy all of its Tax liabilities, other than any Tax liability the validity of which is currently being contested in good faith by appropriate proceedings diligently conducted and with respect to which reserves have been provided in the books of such Borrower in accordance with GAAP. Such Borrower shall deliver to each Lender, as may be required by the Code and applicable Treasury Regulations or otherwise, such information in the possession or control of it, as may reasonably be required to enable each Lender to prepare its federal and State income tax returns.

(f) Use of Proceeds. Such Borrower shall use the proceeds of the Loans for general corporate purposes.

(g) Trust Documents. Such Borrower shall, to the extent applicable, comply and cause the Trust to comply with the Trust Documents and all of the covenants applicable to the Trust contained therein.

(h) Reporting. Such Borrower, shall distribute, or cause to be distributed, to each Lender:

(i) Transaction Reports. Promptly after receipt thereof, the Borrowers shall deliver all reports (including servicing reports), notices, demands or requests related to the Certificates delivered or made to the Borrowers.

(ii) Income Tax Liability. Within twenty (20) Business Days after the receipt of revenue agent reports or other written proposals, determinations or assessments

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of the Internal Revenue Service or any other taxing authority which propose, determine or otherwise set forth positive adjustments to the Tax liability of any Borrower which equal or exceed one million dollars $1,000,000 in the aggregate, telephonic or emailed notice (confirmed in writing within fifteen (15) Business Days) specifying the nature of the items giving rise to such adjustments and the amounts thereof.

(iii) [Reserved].

(iv) Auditors’ Management Letters. Promptly after any auditors’ management letters are received by any Borrower or by their accountants, which refer in whole or in part to any inadequacy, defect, problem, qualification or other lack of fully satisfactory accounting controls utilized by the Borrowers.

(v) ERISA. Promptly after the occurrence of any “Reportable Event” with respect to a Pension Plan, a notice describing such Reportable Event and a copy of any notices received from or filed with the PBGC pertaining thereto.

(vi) Notice of Material Events. Promptly after receiving written notice of an event or circumstance that is likely to have a Material Adverse Effect on any Borrower or the Collateral, notice of such event or circumstance.

(i) Notice of Default. The Borrowers shall notify each Lender of (i) any Default or any Event of Default hereunder within three (3) Business Days of notice or knowledge thereof and (ii) any default, event of default or any termination with respect to any Certificates or any Trust Agreement or other Trust Document related thereto within one (1) Business Day of notice or knowledge thereof.

(j) Securities Accounts. The Borrowers shall ensure that each securities or brokerage account into which the Certificates are deposited shall at all times be subject to a Securities Account Control Agreement.

(k) Other. The Borrowers shall furnish to the Lenders or the Administrative Agent promptly, from time to time, such other information, documents, records or reports respecting the Collateral as the Lenders or the Administrative Agent may from time to time reasonably request.

(l) Administrative Agent. The Borrowers shall furnish to the Administrative Agent each notice, documents, records or reports that the Borrower delivers to the Lenders.

(m) Compliance with Formation Documents. Each Borrower shall comply with the restrictions set forth in its Formation Documents in all material respects.

(n) Changes with respect to the Beneficial Ownership Certification. As soon as possible and in any event within thirty (30) days after any Borrower obtains knowledge thereof, notice of any change in the information provided in the Beneficial Ownership Certification delivered to the Initial Lender that would result in a change to the list of beneficial owners identified therein. Without limiting the generality of the preceding sentence, promptly following

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any request therefor, such Borrower shall provide such information and documentation reasonably requested by any Lender for purposes of compliance with the Beneficial Ownership Regulation.

(o) Appraisals. No more than sixty (60) days after each Payment Date, the Borrowers shall deliver, or cause to be delivered, to the Administrative Agent an Appraisal for each Certificate. Such Appraisal shall set forth a valuation analysis of the fair market value of each Certificate as of a date that is no earlier than such Payment Date and no later than sixty (60) days after such Payment Date.

Section 6.2. Negative Covenants of the Borrowers.

Except as otherwise indicated, each Borrower covenants and agrees from the date hereof until the Final Collection Date as follows:

(a) No Other Business; Indebtedness; Guarantees; Subsidiaries; Investments. The Residual Holder shall not (i) engage in any business other than the transactions contemplated by the Transaction Documents, (ii) incur any Indebtedness, obligation, liability or contingent obligation of any kind other than pursuant to or as contemplated by this Agreement or any other Transaction Document (excluding any incidental expenses incurred by the Residual Holder in connection with the performance of its obligations under the foregoing documents), (iii) guarantee, endorse or otherwise be or become contingently liable in connection with the obligations of any other Person, except as provided for under the Transaction Documents, (iv) form or own any Subsidiary or any Equity Interests in any Person or (v) make any Investments in any other Person.

(b) Maximum LTV Ratio. The Borrowers shall not permit the LTV Ratio to exceed the Maximum LTV Ratio at any time.

(c) Security Interest. The Residual Holder shall not sell, pledge, assign or transfer to any other Person, or grant, create, incur, assume or suffer to exist any Lien (other than Permitted Liens or Permitted Tax Liens) on any portion of the Collateral or any interest therein, and the Residual Holder shall not sell, pledge, assign or suffer to exist any Lien on its interest, if any, hereunder. The Residual Holder shall promptly notify the Administrative Agent of the existence of any Lien (other than Permitted Liens or Permitted Tax Liens) on any portion of the Collateral and it shall defend the right, title and interest of the Administrative Agent on behalf of the Secured Parties in, to and under such Collateral, against all claims of third parties; provided that nothing in this subsection shall prevent or be deemed to prohibit it from suffering to exist Permitted Liens or Permitted Tax Liens upon any portion of the Collateral.

(d) Mergers, Acquisitions, Sales, Etc. Such Borrower shall not be a party to any merger, consolidation or division, or purchase or otherwise acquire all or substantially all of the assets or any stock of any class of, or any partnership or joint venture interest in, any other Person, or, sell, transfer, convey or lease all or any substantial part of its assets, or sell or assign with or without recourse any portion of the Collateral or any interest therein (other than pursuant hereto).

(e) Change of Name or Location of Records. The Residual Holder shall not (i) make any change to its name (within the meaning of Section 9‑507(c) of any applicable enactment of the UCC) indicated in its Formation Documents, (ii) change its form of organization or its jurisdiction of organization or (iii) instruct the securities intermediary under each Securities

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Account Control Agreement to move the Certificates or related Records from the location thereof on the Initial Funding Date, unless, in each case, at least thirty (30) days prior to the effective date of such change, it delivers to the Lenders such financing statements or amendments to financing statements (Form UCC‑1 or Form UCC‑3, respectively) authorized by it which shall reflect such name change or change in form or jurisdiction of organization, together with such other documents, legal opinions and instruments that the Lenders may reasonably request in connection with the transaction giving rise thereto.

(f) ERISA Matters. Such Borrower shall not, to the extent it could reasonably result in a Material Adverse Effect, (i) engage or permit any ERISA Affiliate to engage in any prohibited transaction for which an exemption is not available or has not previously been obtained from the United States Department of Labor, (ii) fail to satisfy or permit any ERISA Affiliate to fail to satisfy the “minimum funding standard,” as defined in Section 302(a) of ERISA and Section 412(a) of the Code with respect to any Pension Plan, (iii) fail to make or permit any ERISA Affiliate to fail to make any payments to a Multiemployer Plan that the Borrower or any ERISA Affiliate is required to make under the agreement relating to such Multiemployer Plan or any law pertaining thereto, (iv) permit the filing of any notice of intent to terminate a Pension Plan under Section 4041(c) of ERISA, (v) permit the termination of any Pension Plan under Section 4041(c) of ERISA or the institution by the Pension Benefit Guaranty Corporation of proceedings to terminate or appoint a trustee to administer a Pension Plan, (vi) permit any event or condition that might constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan or (vii) incur any liability or permit any ERISA Affiliate to incur any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA. The Borrower will not become a Benefit Plan Investor or a Similar Law Plan.

(g) Changes in Payment Instructions. Such Borrower shall not add or make any change, or permit the Trust to make any change, to the Trust Documents regarding payments to be made with respect to the Certificates pursuant thereto, unless the Required Lenders or the Administrative Agent shall have consented to such change.

(h) Formation Documents, Transaction Documents and Trust Documents. Without the prior consent of the Required Lenders, such Borrower shall not amend, modify, waive or terminate any provision of (i) its Formation Documents, in any manner that would be materially adverse to the Lenders or(ii) any Transaction Document.

(i) Amendment of Certificates. Without the prior consent of the Required Lenders, such Borrower shall not consent to any amendment or modification of the terms of any Certificate, the Trust Agreement, or any Trust Document.

(j) No Assignments. Such Borrower shall not assign or delegate, grant any interest in or permit any Lien (other than Permitted Liens or Permitted Tax Liens) to exist upon any of its rights, obligations or duties under this Agreement, the Trust Agreement, any Trust Document or any Transaction Document to which the Borrower is a party without the prior written consent of the Required Lenders.

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(k) Anti‑Corruption Laws; Sanctions. None of the Borrowers, or any of their directors, officers, or employees, or to the knowledge of the Borrowers, any Affiliates or agents of the Borrowers, or any of their subsidiaries, shall, directly or indirectly, use any part of any proceeds of the Loans, contribute, or otherwise make available such proceeds (a) to fund or facilitate any activities or business of or with any Person that, at the time of such funding or facilitation, is a Sanctioned Person in violation of Sanctions, (b) to fund or facilitate any activities or business of or in any Sanctioned Country in violation of Sanctions, (c) in any manner that would result in a violation by any Person of Sanctions, or (d) in violation of Applicable Law, including Anti‑Corruption Laws. None of the Borrowers, or any of its respective directors, officers, or employees, or to the knowledge of the Borrowers, any Affiliates or agents of the Borrowers, or any of their subsidiaries, shall use the proceeds of the Loan in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti‑Corruption Laws.

Section 6.3. Indemnities by the Borrowers. Each Borrower agrees, jointly and severally, to indemnify and hold harmless the Administrative Agent and each Lender and their respective directors, officers, employees and agents (the “Indemnified Parties”) against any and all out‑of‑pocket fees, losses, claims, damages (including punitive damages), liabilities or expenses (including reasonable legal and accounting fees and expenses, and court costs) (collectively, “Losses”), as incurred (payable promptly upon written request), for or on account of or arising from or in connection with or as a result of this Agreement or any other Transaction Document, including (v) reasonable fees and expenses related to entry into the Transaction Documents or the enforcement thereof, including, without limitation, fees and expenses of counsel, (w) any breach of any representation, warranty or covenant of the Borrowers in this Agreement, the other Transaction Documents or in any certificate or other written material delivered pursuant hereto or thereto, (x) any breach of any representation, warranty or covenant of the Trust in any Trust Document or in any certificate or other written material delivered pursuant thereto, (y) the failure by any Borrower to comply with Applicable Law or (z) any litigation, claim, proceeding or investigation before any Governmental Authority (1) relating to this Agreement, the other Transaction Documents or the transactions contemplated hereby or thereby or (2) relating to the Borrowers in which any Indemnified Party becomes involved as a result of the transactions contemplated by this Agreement or the other Transaction Documents, including any judgment, award, settlement, reasonable and documented out of pocket external attorneys’ fees and other out of pocket costs or expenses incurred in connection with any such litigation, claim, proceeding or investigation (including in connection with an Indemnified Party’s enforcement of its right to indemnification); provided, however, that no Borrower shall be so required to indemnify any such Indemnified Party or otherwise be liable to any such Indemnified Party hereunder for any Losses (i) resulting from the performance of the Certificates or the sale of any asset of the Borrowers in connection with the exercise of remedies following the occurrence of an Event of Default (except to the extent any such Losses are attributable to any breach by such indemnifying party of any representation, warranty or covenant made by it in relation to any such Certificate), (ii) with respect to Taxes other than any Taxes that represent losses, claims or damages arising from any non‑Tax claim or (iii) arising from such Indemnified Party’s willful misconduct or gross negligence as determined by a court of competent jurisdiction in a final, non‑appealable judgment. The indemnification obligations of the Borrowers shall survive the termination of this Agreement and shall be enforceable by a Lender even if such Lender subsequently assigns its rights and obligations under this Agreement in accordance with Article X.

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Section 6.4. Covenant of Parties. Each party to this Agreement, including each Lender that becomes a party hereto from time to time, acknowledges, covenants and agrees that the transactions contemplated by this Agreement are intended to be treated as a loan for accounting purposes and each such party shall treat the transactions contemplated by this Agreement as a loan for accounting purposes.

Article VII

Events of Default

Section 7.1. Events of Default.

(a) Each of the following events shall constitute an “Event of Default”:

(i) the failure by any Borrower to pay in full all Aggregate Unpaids on the Maturity Date;

(ii) the failure by any Borrower to pay in full (A) all Interest, unless such Borrower has capitalized such Interest as PIK Interest in accordance with Section 2.2 or (B) any other amount due and owing hereunder, and any failure in respect of this clause (B) shall continue for three (3) Business Days;

(iii) the failure by any Borrower to comply with Section 2.9(b), Section 6.1(i) or Section 6.1(o), in each case, if any Loans are outstanding at such time;

(iv) the failure on the part of any Borrower to observe or perform any of its covenants or agreements set forth in any Transaction Document to which it is a party (other than a default in the observance or performance of a covenant or agreement is elsewhere specifically dealt with in this Section 7.1(a)) and such failure continues unremedied for fifteen (15) calendar days after the earlier of (1) written notice to the Borrowers by any Secured Party of such breach and (2) the date such breach was discovered by any Borrower;

(v) any representation or warranty made or deemed to be made by the Borrowers or in connection with this Agreement or any of the other Transaction Documents to which it is a party, or any information required to be given by any of them to any Lender to identify or describe any Certificates pursuant to any Transaction Document, shall prove to have been false or incorrect in any material respect when made, deemed made or delivered, and, to the extent remediable, shall remain unremedied for fifteen (15) calendar days after the earlier of (1) written notice to the Borrowers by any Secured Party of such breach and (2) the date such breach was discovered by any Borrower;

(vi) the occurrence of an Insolvency Event relating to a Borrower or the Trust;

(vii) a final nonappealable judgment shall be entered against, or settlements by, or the commencement of any material litigation, arbitration or investigation involving a Borrower, the Trust or the Certificates, that could individually or in the

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aggregate reasonably be expected to have a Material Adverse Effect on a Borrower, the Collateral or the Lenders, and, in the case of a judgment, such judgment shall not have been discharged or stayed within thirty (30) days;

(viii) the occurrence of a default, event of default or termination pursuant to the Trust Agreement;

(ix) a Borrower shall become an “investment company” within the meaning of the Investment Company Act or shall be required to register as an “investment company” within the meaning of the Investment Company Act; or

(x) (A) the ownership interest of the Residual Holder in any portion of the Collateral is impaired or (B) the Administrative Agent shall fail for any reason to have a first priority perfected security interest in any portion of the Collateral and, where such failure results from a breach or termination by the securities intermediary under any Securities Account Control Agreement, such failure shall remain unremedied for five (5) Business Days.

(b) Upon the occurrence of any Event of Default, the Required Lenders may, by notice to the Borrowers (with a copy to the Administrative Agent), declare all Aggregate Unpaids and all other amounts owed by the Borrowers under this Agreement to be immediately due and payable without demand, protest or future notice of any kind, all of which are hereby expressly waived by the Borrowers; provided that in the event that an Event of Default described in Section 7.1(a)(vi) has occurred, all Aggregate Unpaids and all other amounts owed by the Borrowers under this Agreement shall automatically be immediately due and payable without demand, protest or any notice of any kind, all of which are hereby expressly waived by the Borrower.

(c) Upon the occurrence of any Event of Default, the Lenders and the Administrative Agent may terminate the Commitment Amount.

(d) The Required Lenders may waive any Event of Default in writing whereupon such Event of Default shall be deemed to have not occurred for purposes of this Agreement.

Section 7.2. Actions Upon an Event of Default.

On and after the occurrence of an Event of Default, the Required Lenders may exercise in respect of the Collateral, in addition to any and all other rights and remedies otherwise available to it, including rights available hereunder and all of the rights and remedies of a secured party upon default under the UCC (such rights and remedies to be cumulative and nonexclusive), and, in addition, at the direction of the Lenders, shall take the following remedial actions:

(a) The Required Lenders or the Administrative Agent may take any action permitted under the Transaction Documents.

(b) Consistent with the rights and remedies of a secured party under the UCC (and except as otherwise required by the UCC), the Required Lenders or the Administrative Agent may, without notice except as specified below, solicit and accept bids for and sell the Collateral or

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any part of the Collateral in one (1) or more parcels at public or private sale, at any exchange, broker’s board or at the Administrative Agent’s offices or elsewhere, for cash, on credit or for future delivery, and upon such other terms as the Required Lenders or the Administrative Agent, as applicable, may deem commercially reasonable, and the Required Lenders or the Administrative Agent, as applicable, shall apply the proceeds from the sale of the Collateral to any amounts payable by the Borrowers in accordance with the priorities required by Section 2.3; provided, that, without the consent of all Lenders, the proceeds from the sale of the Collateral shall be sufficient to pay all Aggregate Unpaids. Each Borrower agrees that, to the extent notice of sale shall be required by law, at least ten (10) Business Days’ notice to such Borrower of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. Neither the Required Lenders nor the Administrative Agent shall be obligated to make any sale of Collateral regardless of notice of sale having been given. The Required Lenders or the Administrative Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed for such sale, and such sale may, without further notice, be made at the time and place to which it was so adjourned. Every such sale shall operate to divest all right, title, interest, claim and demand whatsoever of the Borrowers in and to the Collateral so sold, and shall be a perpetual bar, both at law and in equity, against the Borrowers or any Person claiming the Collateral sold through the Borrowers and their successors or assigns.

(c) Upon the completion of any sale under Section 7.2(b), the Borrowers will deliver or cause to be delivered all of the Collateral sold to the purchaser or purchasers at such sale on the date of sale, or within a reasonable time thereafter if it shall be impractical to make immediate delivery, but in any event full title and right of possession to such property shall pass to such purchaser or purchasers forthwith upon the completion of such sale. Nevertheless, if so requested by any Lender or the Administrative Agent, the Borrowers shall confirm any such sale or transfer by executing and delivering to such Lender all proper instruments of conveyance and transfer and release as may be designated in any such request.

(d) At any sale under Section 7.2(b), any Secured Party or the Administrative Agent may bid for and purchase the property offered for sale and, upon compliance with the terms of sale, may hold, retain and dispose of such property without further accountability therefor. Any Secured Party purchasing property at a sale under Section 7.2(b) may set off the purchase price of such property against amounts owing to such Secured Party in payment of such purchase price up to the full amount owing to such Secured Party.

(e) The Required Lenders or the Administrative Agent may exercise at the Borrowers’ sole expense any and all rights and remedies of the Borrower under or in connection with the Collateral.

Section 7.3. Exercise of Remedies.

No failure or delay on the part of the Lenders or the Administrative Agent to exercise any right, power or privilege under this Agreement and no course of dealing between the Borrower, on the one hand, and the Secured Parties or the Administrative Agent, on the other hand, shall operate as a waiver of such right, power or privilege, nor shall any single or partial exercise of any right, power or privilege under this Agreement preclude any other or further exercise of such right, power or privilege or the exercise of any other right, power or privilege. The rights and remedies

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expressly provided in this Agreement are cumulative and not exclusive of any rights or remedies which the Secured Parties or the Administrative Agent would otherwise have pursuant to law or equity. No notice to or demand on any party in any case shall entitle such party to any other or further notice or demand in similar or other circumstances, or constitute a waiver of the right of the other party to any other or further action in any circumstances without notice or demand.

Section 7.4. Waiver of Certain Laws.

Each Borrower agrees, to the full extent that it may lawfully so agree, that neither it nor anyone claiming through or under it will set up, claim or seek to take advantage of any appraisal, valuation, stay, extension or redemption law now or hereafter in force in any locality where any Collateral may be situated in order to prevent, hinder or delay the enforcement or foreclosure of this Agreement, or the absolute sale of any of the Collateral or any part thereof, or the final and absolute putting into possession thereof, immediately after such sale, of the purchasers thereof, and each Borrower, for itself and all who may at any time claim through or under it, hereby waives, to the full extent that it may be lawful so to do, the benefit of all such laws, and any and all right to have any of the properties or assets constituting the Collateral marshaled upon any such sale, and agrees that the Initial Lenders or the Administrative Agent (acting at the direction of the Required Lenders) or any court having jurisdiction to foreclose the security interests granted in this Agreement may sell the Collateral as an entirety or such parcels as the Initial Lenders or the Administrative Agent (acting at the direction of the Required Lenders) or such court may determine.

Article VIII

ADMINISTRATIVE AGENT

Section 8.1. Appointment.

(a) The Lenders hereby appoint Mudrick Capital Management, L.P. as the administrative agent (the “Initial Administrative Agent”).

(b) The Lenders may appoint a successor to the Initial Administrative Agent reasonably acceptable to the Borrowers (the “Successor Administrative Agent”). The Lenders, the Borrowers and the Successor Administrative Agent shall enter into an amendment to this Agreement pursuant to which the Successor Administrative Agent shall become a party hereto. Upon the effectiveness of such amendment, (i) the Successor Administrative Agent shall be responsible for the duties specified hereunder, including maintaining the Lender Register and acting as an agent on behalf of the Lenders, (ii) the Initial Administrative Agent shall assign the security interest in the Collateral granted pursuant to Section 3.1 to the Successor Administrative Agent.

Section 8.2. Financing Statements. The Borrowers and Initial Lenders agree that upon the appointment of the Successor Administrative Agent, the Borrowers shall file or cause to be filed amendments to the financing statements describing the Collateral to reflect the Successor Administrative Agent, on behalf of the Secured Parties, as the secured party thereto.

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Section 8.3. Agent for Administrative Purposes Only. Unless otherwise agreed by the Administrative Agent and the Lenders in their sole discretion, the Borrowers shall make all payments directly to the Lenders severally and not to the Administrative Agent. The Administrative Agent is serving only in an administrative capacity on behalf of the Lenders.

Article IX

Assignments; Participations

Section 9.1. Lender Assignments and Participations.

(a) Each Lender hereby confirms and agrees that it is a “qualified purchaser” as defined in the Investment Company Act.

(b) Each Lender may assign all or a portion of its Loans, but not any of its outstanding Commitment Amount, to any Person other than a Competitor; provided that:

(i) the parties to each such assignment shall execute and deliver an Assignment and Acceptance to the Borrowers and the Administrative Agent;

(ii) each Person that becomes a Lender under an Assignment and Acceptance shall agree to be bound by the terms of this Agreement, including the confidentiality provisions of Article XI;

(iii) at no time shall there be more than one hundred (100) Lenders;

(iv) each Person that becomes a Lender under an Assignment and Acceptance shall provide the Administrative Agent and each Borrower with documentation required by Section 2.8 hereof and prescribed by Applicable Law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrowers or the Administrative Agent as may be necessary to comply with their obligations under FATCA and to determine that such Person has complied with its obligations under FATCA; and

(v) each Person that becomes a Lender under an Assignment and Acceptance is a “qualified purchaser” as defined in the Investment Company Act.

(c) Upon the execution and delivery of an Assignment and Acceptance, from and after the effective date specified therein, (i) the assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance, have the rights and obligations of a Lender hereunder and (ii) the assignor thereunder shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights (except for rights to indemnification under Section 6.4) and be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto).

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(d) By executing and delivering an Assignment and Acceptance, the assignor thereunder and the assignee thereunder confirm to and agree with each other and the other parties hereto as follows:

(i) other than as provided in such Assignment and Acceptance, such assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other instrument or document furnished pursuant hereto;

(ii) such assignee confirms that it has received a copy of this Agreement and each other Transaction Document, together with copies of such financial statements and other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance;

(iii) such assignee will, independently and without reliance upon such assigning Lender, any other Lender or the Administrative Agent and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement;

(iv) such assignee appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to such Administrative Agent by the terms hereof, together with such powers as are reasonably incidental thereto; and

(v) such assignee agrees that it will perform in accordance with their terms all of the obligations which by the terms of this Agreement are required to be performed by it as a Lender.

(e) The Administrative Agent shall maintain at its address in the United States a copy of each Assignment and Acceptance delivered to and accepted by it and update the Lender Register attached hereto as Schedule C for the recordation of the names, addresses and Loan Percentage of each Lender and the Loan Balance (and stated interest) of the Loan. The Lender Register shall be conclusive and binding for all purposes, absent manifest error, and the Borrowers, and each Lender may treat each Person whose name is recorded in the Lender Register as a Lender hereunder for all purposes of this Agreement. The Lenders and any transferees or assignees thereof after the Closing Date will be required to provide to the Administrative Agent or its agents all information, documentation or certifications reasonably requested by the Administrative Agent to permit the Administrative Agent to comply with its reporting obligations under applicable laws, including any applicable cost basis reporting obligations.

(f) Subject to the provisions of Sections 9.1(a) and (b), upon its receipt of an Assignment and Acceptance executed by an assigning Lender and an assignee, the Administrative Agent shall, if such Assignment and Acceptance has been completed, accept such Assignment and Acceptance, and the Administrative Agent shall then record the information contained therein in the Lender Register.

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(g) Each Lender may sell participations with respect to its Loans to one or more banks or other entities in or to all or a portion of its rights and obligations under this Agreement (including all or a portion of the Loan Balance funded or maintained by it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) the Administrative Agent shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement and (iv) the Borrowers provide prior written consent for any such sale of participations, such consent not to be unreasonably withheld. Notwithstanding anything herein to the contrary, each participant shall have the rights of a Lender (including any right to receive payment) hereunder; provided that no participant shall be entitled to receive payment under either such Section in excess of the amount that would have been payable under such Section by the Borrowers to any Lender granting its participation had such participation not been granted, and such Lender so granting a participation shall not be entitled to receive payment under either such Section in an amount which exceeds the sum of (i) the amount to which such Lender is entitled under such Section with respect to any portion of the Loan owned by such Lender which is not subject to any participation plus (ii) the aggregate amount to which its participants are entitled under such Sections with respect to the amounts of their respective participations. With respect to any participation described in this Section, the participant’s rights as set forth in the agreement between such participant and each Lender to agree to or to restrict such Lender’s ability to agree to any modification, waiver or release of any of the terms of this Agreement or to exercise or refrain from exercising any powers or rights which each Lender may have under or in respect of this Agreement shall be limited to the right to consent to any of the matters set forth in Section 9.1. Each Lender that sells a participation shall, acting solely for this purpose as a non‑fiduciary agent of the Borrower, maintain a register substantially identical to the Lender Register set forth in Section 9.1(d) on which it enters the name and address of each participant and the portion of the Loan Balance (and stated interest) or other obligations under the Transaction Documents of each participant (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any participant or any information relating to a participant’s interest in any commitments, loans or other obligations under any Transaction Document) to any Person except to the extent that such disclosure is necessary (including upon audit or Internal Revenue Service guidance) to establish that the Loan, commitment or obligation is in registered form under Section 5f.103‑1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive, absent manifest error, and such Lender shall, subject to the other provisions of this Agreement, treat each person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. Notwithstanding the foregoing, each participant must certify to the related Lender that it is a “qualified purchaser” as defined in the Investment Company Act. Any agreement or instrument pursuant to which a Lender sells a participation shall include a certification by the participant that it is, or meets the criteria for being, a “qualified purchaser” as defined in the Investment Company Act. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.

(h) Each Lender may, disclose to any assignee or participant or, in the case of any proposed assignment or participation pursuant to this Section, after consultation with the Borrowers, disclose to the proposed assignee or participant, in each case, on a confidential basis,

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any Confidential Information, relating to the Borrowers furnished to such Lender by or on behalf of the Borrowers.

(i) Nothing herein shall prohibit any Lender from pledging or assigning as collateral any of its rights under this Agreement to any Federal Reserve Bank in accordance with applicable law and any such pledge or collateral assignment may be made without compliance with this Section 9.1.

Section 9.2. Prohibition on Assignments by the Borrowers. No Borrower may assign any of its rights or obligations under this Agreement to any other Person.

Article X

Mutual Covenants Regarding Confidentiality
Section

Section 10.1. Confidentiality of This Agreement.

Each party hereto, severally and with respect to itself only, covenants and agrees to hold in confidence, and not disclose to any Person, the terms of this Agreement (including any fees payable in connection with this Agreement or the identity of any Lender under this Agreement), except as the Borrower, the Administrative Agent and all Lenders may have consented to in writing prior to any proposed disclosure and except that any party hereto may disclose such information (i) to its Affiliates, officers, directors, employees, investors, potential investors, creditors, potential creditors, potential or existing lenders, agents, counsel, accountants, subservicers, auditors, advisors or any actual or potential assignee or participant, or representatives (such Persons, “Excepted Persons”); provided that each Excepted Person shall, as a condition to any such disclosure, agree for the benefit of other parties hereto that such information shall be used solely in connection with such Excepted Person’s performance of its duties hereunder or under any Transaction Document, or its evaluation of, or relationship with, the disclosing party, (ii) to the extent such information has become available to the public other than as a result of a disclosure by the disclosing party, or (iii) to the extent it is (a) required by Applicable Law, or in connection with any legal or regulatory proceeding or (b) required by any Governmental Authority to disclose such information; provided that in the case of clause (iii), the disclosing party will use all reasonable efforts to maintain confidentiality and will (unless otherwise prohibited by law) notify each other party hereto of its intention to make any such disclosure prior to making such disclosure.

Section 10.2. Other Confidential Information.

(a) Each party hereto covenants and agrees that it will not disclose any Confidential Information of any other party now or hereafter received or obtained by it without the prior written consent of such other party except as permitted by this Section 10.2; provided that any party may disclose any such Confidential Information to those of its employees or Affiliates directly involved in the transactions contemplated by the Transaction Documents.

(b) Each party hereto acknowledges and understands that the Confidential Information may contain “nonpublic personal information” as that term is defined in Section 6809(4) of the Gramm‑Leach‑Bliley Act (the “Act”), and each party hereto agrees to maintain

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such nonpublic personal information received hereunder in accordance with the Act and other applicable federal and state privacy laws. Each party hereto shall, and shall direct employees, Affiliates directly involved in the transaction contemplated by the Transaction Documents and its respective Advisors to (i) not disclose such nonpublic personal information to any third party, that is not a party to a Transaction Document, including third party service providers, without the prior written consent of the Borrowers; (ii) agree not to use nonpublic personal information for any purpose not reasonably contemplated by their respective roles in the transactions contemplated by the Transaction Documents; (iii) protect against any unauthorized access to or use of such nonpublic personal information; (iv) in the event of any actual or apparent theft, unauthorized use or disclosure of such nonpublic personal information, immediately commence all reasonable efforts to investigate and correct the causes and remediate the results thereof; and (v) as soon as practicable following its having actual knowledge or receipt of written notice of any event described in clause (iv) hereof, provide notice thereof to the other parties hereto, and such further information and assistance as may be reasonably requested by any other party in relation thereto.

(c) Each party hereto may also disclose any such Confidential Information to Excepted Persons provided that each such Person is informed of the confidential nature of such information and applicability of the Act to the use, maintenance and protection thereof by the recipient thereof.

(d) Notwithstanding anything herein to the contrary, nothing herein shall be construed to prohibit (i) disclosure of any and all information that is or becomes publicly known; (ii) disclosure of any and all information (A) if required to do so by any applicable statute, law, rule or regulation, (B) to any government agency or regulatory body having or claiming authority to regulate or oversee any aspects of such party’s business or that of their affiliates, (C) pursuant to any subpoena, civil investigative demand or similar demand or request of any court, regulatory authority, arbitrator or arbitration having jurisdiction over such party or an officer, director, employer, shareholder or affiliate of such party, (D) in any preliminary or final offering circular, registration statement or contract or other document approved in advance by the Borrowers, or (E) to any affiliate, independent or internal auditor, agent (including any potential sub‑or‑successor servicer), employee or attorney of each party having a need to know the same, provided that such party advises such recipient of the confidential nature of the information being disclosed and such Person agrees to maintain the confidentiality thereof for the benefit of the party whose Confidential Information is proposed to be disclosed; or (iii) any other disclosure authorized by the party whose Confidential Information is proposed to be disclosed.

(e) It is understood that the Administrative Agent, if any, and each Lender and their respective Affiliates may be required to disclose (and may so disclose, without liability hereunder) the Confidential Information or portions thereof at the request of a bank examiner, insurance commissioner or other regulatory authority or in connection with an examination of it or its Affiliates by a bank examiner, insurance commissioner or other regulatory authority, including in connection with the regulatory compliance policy of the Administrative Agent or any Lender.

(f) Each party hereto agrees that its obligations under this Article X shall survive the termination of this Agreement for a period of two (2) years.

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(g) To the extent not prohibited by applicable law, each party hereto shall use commercially reasonable efforts to give advance notice to each other party of any disclosure of such other party’s Confidential Information made pursuant to applicable law, regulation, court order or other legal process.

Section 10.3. Non‑Confidentiality of Tax Treatment and Tax Structure.

Notwithstanding anything to the contrary contained herein or in any document related to the transactions contemplated hereby, the parties hereby agree that, from the commencement of discussions with respect to the transactions described herein, each party hereto (and each of its employees, representatives, Advisors, Affiliates or agents) is permitted to disclose to any and all persons of any kind (other than limitations imposed by State or federal securities laws), the structure and tax aspects of the transactions, and all materials of any kind (including opinions or other tax analyses) that are provided to each such party related to such structure and tax aspects. In this regard, each party hereto acknowledges and agrees that this disclosure of the structure or tax aspects of the transactions is not limited in any way by an express or implied understanding or agreement, oral or written (whether or not such understanding or agreement is legally binding) except as is reasonably necessary to comply with state and federal securities laws. Furthermore, each party hereto acknowledges and agrees that it does not know or have reason to know that its use or disclosure of information relating to the structure or tax aspects of the transactions is limited in any other manner (such as where the transactions are claimed to be proprietary of exclusive) for the benefit of any other Person (other than as it may be limited by State or federal securities laws).

Article XI

Miscellaneous

Section 11.1. Amendments and Waivers.

Except as provided in this Section, and subject to the provisions of Section 7.1(b), no amendment, waiver or other modification of this Agreement or any schedule or exhibit hereto shall be effective without the written agreement of the Borrowers and the Required Lenders.

Without the prior written consent of each Lender, no amendment, waiver or other modification of this Agreement or any schedule or exhibit hereto shall:

(a) decrease or forgive the principal amount of, or extend the final maturity of, or decrease the rate of interest on, any Loan;

(b) increase or extend the Commitment Amount of any Lender;

(c) amend any provision hereof in a manner that would by its terms alter the pro rata sharing or the order of applicable payments required thereby;

(d) amend or modify the provisions of this Section 11.1 or the definition of the term “Required Lenders” or any other provision hereof specifying the number or percentage of Lenders required to waive, amend or modify any rights hereunder or make any determination or grant any consent hereunder; or

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(e) release all or substantially all of the Collateral or the Liens thereon.

No amendment, waiver or other modification of this Agreement or any schedule or exhibit hereto shall affect the rights or duties of the Administrative Agent without the prior written consent of the Administrative Agent.

Section 11.2. Notices, Etc.

All notices and other communications provided for hereunder shall, unless otherwise stated herein, be in writing (including telex communication and communication by facsimile copy) and mailed, transmitted or delivered, as to each party hereto, at its address set forth below or specified in such party’s Assignment and Acceptance or at such other address as shall be designated by such party in a written notice to the other parties hereto. All such notices and communications shall be effective, upon receipt, or in the case of (i) notice by mail, five days after being deposited in the United States mail, first class postage prepaid, (ii) notice by email, upon receipt of answer back, or (iii) notice by overnight courier, one (1) Business Day after being deposited with such overnight courier service.

(a) in the case of the Borrowers, at the following addresses:

Vroom, Inc.

4700 Mercantile Dr.

Fort Worth, TX 76137

Attn: Chief Legal Officer

E‑mail: legal@vroom.com

Darkwater Funding, LLC

1071 Camelback St Suite 100

Newport Beach, CA 92660

Attn: Chief Legal Officer

E‑mail: legaldept@unitedautocredit.net

United Auto Credit Corporation

1071 Camelback St Suite 100

Newport Beach, CA 92660

Attn: Chief Legal Officer

E‑mail: legaldept@unitedautocredit.net

Each party hereto agrees that every other party hereto (or to any other Transaction Document) shall have behaved reasonably in accepting and relying upon, as having been properly authorized and delivered by the first party, any notice, certificate, instruction, consent, agreement, report or other communication that appears on its face to have been executed by an Authorized Signatory for such first party.

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(b) in the case of the Administrative Agent, at the following address:

Mudrick Capital Management, L.P.

527 Madison Ave

New York, NY 10022

Attn: Matthew Pietroforte, Managing Director & Senior Analyst

E-mail: mpietroforte@mudrickcapital.com; operations@mudrickcapital.com

(c) in the case of a Lender, on Schedule F hereto, or as set forth in the related Assignment and Acceptance.

Section 11.3. Acknowledgements.

Each Borrower acknowledges and agrees that each Loan is for a commercial purpose and not for any personal, family or household purpose.

Section 11.4. No Waiver, Rights and Remedies.

No failure on the part of the Administrative Agent, any Secured Party or any assignee of any Secured Party to exercise, and no delay in exercising, any right or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right or remedy hereunder preclude any other or further exercise thereof or the exercise of any other right. The rights and remedies herein provided are cumulative and not exclusive of any rights and remedies provided by law.

Section 11.5. Binding Effect.

This Agreement shall be binding upon and inure to the benefit of the Administrative Agent, the Secured Parties and their respective successors and permitted assigns.

Section 11.6. Term of this Agreement; Third Party Beneficiary.

This Agreement shall remain in full force and effect until the Final Collection Date; provided, however, that the rights and remedies with respect to any breach of any representation and warranty made or deemed made by a Borrower pursuant to Article V, the indemnification and payment provisions of Articles VI and IX, the confidentiality provisions of Article XI, the provisions of Section 11.9 and any other provision of this Agreement expressly stated to survive, shall be continuing and shall survive any termination or assignment of this Agreement, or the resignation or removal of any party.

Section 11.7. GOVERNING LAW; CONSENT TO JURISDICTION; WAIVER OF OBJECTION TO VENUE.

THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK (WITHOUT REFERENCE TO ITS CONFLICT OF LAWS PROVISIONS (OTHER THAN §§5‑1401 AND 5‑1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW)). EACH OF THE PARTIES

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HERETO HEREBY AGREES TO THE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK, LOCATED IN THE BOROUGH OF MANHATTAN AND THE FEDERAL COURTS LOCATED WITHIN THE STATE OF NEW YORK IN THE BOROUGH OF MANHATTAN. EACH OF THE PARTIES HERETO HEREBY WAIVES ANY OBJECTION BASED ON FORUM NON CONVENIENS, AND ANY OBJECTION TO VENUE OF ANY ACTION INSTITUTED HEREUNDER IN ANY OF THE AFOREMENTIONED COURTS AND CONSENTS TO THE GRANTING OF SUCH LEGAL OR EQUITABLE RELIEF AS IS DEEMED APPROPRIATE BY SUCH COURT.

Section 11.8. WAIVER OF JURY TRIAL.

TO THE EXTENT PERMITTED BY APPLICABLE LAW, EACH OF THE PARTIES HERETO WAIVES ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE BETWEEN THE PARTIES HERETO ARISING OUT OF, CONNECTED WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP BETWEEN ANY OF THEM IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. INSTEAD, ANY SUCH DISPUTE RESOLVED IN COURT WILL BE RESOLVED IN A BENCH TRIAL WITHOUT A JURY.

Section 11.9. [Reserved].

Section 11.10. Recourse Against Certain Parties.

(a) No recourse under or with respect to any obligation, covenant or agreement (including the payment of any fees or any other obligations) of any Secured Party or the Administrative Agent as contained in this Agreement or any other agreement, instrument or document entered into by it pursuant hereto or in connection herewith shall be had against any manager or administrator of such Person or any incorporator, affiliate, stockholder, officer, employee or director of such Person or of any such manager or administrator, as such, by the enforcement of any assessment or by any legal or equitable proceeding, by virtue of any statute or otherwise; it being expressly agreed and understood that the agreements of any Secured Party or the Administrative Agent contained in this Agreement and all of the other agreements, instruments and documents entered into by it pursuant hereto or in connection herewith are, in each case, solely the corporate obligations of such Person, and that no personal liability whatsoever shall attach to or be incurred by any administrator of any such Person or any incorporator, stockholder, affiliate, officer, employee or director of such Person or of any such administrator, as such, or any other of them, under or by reason of any of the obligations, covenants or agreements of such Person contained in this Agreement or in any other such instruments, documents or agreements, or that are implied therefrom, and that any and all personal liability of every such administrator of such Person and each incorporator, stockholder, affiliate, officer, employee or director of such Person or of any such administrator, or any of them, for breaches by such Person of any such obligations, covenants or agreements, which liability may arise either at common law or at equity, by statute or constitution, or otherwise, is hereby expressly waived as a condition of and in consideration for the execution of this Agreement.

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(b) The provisions of this Section 11.10 shall survive the termination of this Agreement.

Section 11.11. Patriot Act Compliance.

Each Borrower is hereby notified and acknowledges that pursuant to the requirements of the Patriot Act, each Lender, may be required to obtain, verify and record information that identifies the Borrowers, which information includes the name and address of the Borrowers, organizational documentation, director and shareholder information, and other information that will allow the Lenders to identify the Borrowers in accordance with the Patriot Act. This notice is given in accordance with the requirements of the Patriot Act and is effective for the Lenders.

Section 11.12. Execution in Counterparts; Electronic Execution; Severability; Integration.

This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement. The words “execution”, “executed”, “signed”, “signature”, and words of like import in this Agreement and the other Transaction Documents shall be deemed to include electronic signatures or electronic records, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper‑based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

In case any provision in or obligation under this Agreement shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

This Agreement contains the final and complete integration of all prior expressions by the parties hereto with respect to the subject matter hereof and shall constitute the entire agreement among the parties hereto with respect to the subject matter hereof, superseding all prior oral or written understandings other than any fee letter contemplated hereby.

Section 11.13. Right of Setoff. Each Lender is hereby authorized (in addition to any other rights it may have) at any time after the occurrence of an Event of Default, or at any time that any Obligation is due and payable, to set off, appropriate and apply (without presentment, demand, protest or other notice which are hereby expressly waived) any deposits and any other indebtedness held or owed by such Lender to, or for the account of, the Borrowers against the amount of the Obligations owed by the Borrowers to such Lender.

[Signature Pages Follow]

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IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

The Borrowers VROOM, INC., as Borrower By: __/s/ Thomas H. Shortt____________ Name: __ Thomas H. Shortt ___________ Title: __CEO_______________________	DARKWATER FUNDING, LLC, as Borrower By: __/s/ Thomas H. Shortt____________ Name: __ Thomas H. Shortt ___________ Title: __President and CEO____________
UNITED AUTO CREDIT CORPORATION, as Borrower By: __/s/ Thomas H. Shortt____________ Name: __ Thomas H. Shortt ___________ Title: __President and CEO____________

[Signature Page to Loan and Security Agreement]

MUDRICK CAPITAL MANAGEMENT, L.P., as Administrative Agent

By: /s/ Glenn Springer

Name: Glenn Springer

Title: Chief Financial Officer

[Signature Page to Loan and Security Agreement]

BLACKWELL PARTNERS LLC ‑ SERIES A, as a Lender

By: Mudrick Capital Management, L.P.

Its: Investment Manager

/s/ Glenn Springer

Name: Glenn Springer

Title: Chief Financial Officer

BOSTON PATRIOT BATTERYMARCH ST LLC, as a Lender

By: Mudrick Capital Management, L.P.

Its: Investment Manager

/s/ Glenn Springer

Name: Glenn Springer

Title: Chief Financial Officer

MUDRICK CAV MASTER, LP, as a Lender

By: Mudrick Capital Management, L.P.

Its: Investment Manager

/s/ Glenn Springer

Name: Glenn Springer

Title: Chief Financial Officer

MUDRICK DISTRESSED OPPORTUNITY 2020 DISLOCATION FUND, L.P., as a Lender

By: Mudrick Capital Management, L.P.

Its: Investment Manager

/s/ Glenn Springer

Name: Glenn Springer

Title: Chief Financial Officer

MUDRICK DISTRESSED OPPORTUNITY DRAWDOWN FUND II SC, L.P., as a Lender

By: Mudrick Capital Management, L.P.

Its: Investment Manager

/s/ Glenn Springer

Name: Glenn Springer

Title: Chief Financial Officer

[Signature Page to Loan and Security Agreement]

MUDRICK DISTRESSED OPPORTUNITY DRAWDOWN FUND II, L.P., as a Lender

By: Mudrick Capital Management, L.P.

Its: Investment Manager

/s/ Glenn Springer

Name: Glenn Springer

Title: Chief Financial Officer

MUDRICK DISTRESSED OPPORTUNITY DRAWDOWN FUND III, L.P., as a Lender

By: Mudrick Capital Management, L.P.

Its: Investment Manager

/s/ Glenn Springer

Name: Glenn Springer

Title: Chief Financial Officer

MUDRICK DISTRESSED OPPORTUNITY FUND GLOBAL, L.P., as a Lender

By: Mudrick Capital Management, L.P.

Its: Investment Manager

/s/ Glenn Springer

Name: Glenn Springer

Title: Chief Financial Officer

MUDRICK DISTRESSED OPPORTUNITY SIF MASTER FUND, L.P., as a Lender

By: Mudrick Capital Management, L.P.

Its: Investment Manager

/s/ Glenn Springer

Name: Glenn Springer

Title: Chief Financial Officer

[Signature Page to Loan and Security Agreement]

Exhibit A

FORM OF ASSIGNMENT AGREEMENT

1. This ASSIGNMENT AND ASSUMPTION AGREEMENT (this “Assignment Agreement”) is entered into between the [_______] (“Assignor”) and [________], (“Assignee”) as of [______], 20[__] (the “Effective Date”). Reference is made to the agreement described in Item 1 of Annex I hereto (as it may be amended, supplemented or otherwise modified from time to time in accordance with the terms thereof, the “Loan Agreement”). Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to them in the Loan Agreement.

2. In accordance with the terms and conditions of the Loan Agreement, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, all of the Assignor’s rights and obligations in its capacity as a Lender under the Transaction Documents as of the date hereof, as specified in Item 3 of Annex I.

3. The Assignor (a) represents and warrants that it is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any adverse claim, (b) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Transaction Documents or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Transaction Documents or any other instrument or document furnished pursuant thereto, and (c) makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower or the performance or observance by the Borrowers of any of its obligations under the Transaction Documents or any other instrument or document furnished pursuant thereto.

4. The Assignee (a) confirms that it has received copies of the Loan Agreement and the other Transaction Documents, together with copies of the financial statements referred to therein and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment Agreement, and (b) agrees that it has independently and without reliance on the Assignor, and based on such documents and information as it has deemed appropriate, made its own evaluation and decision to enter into this Assignment Agreement, and also agrees that it will, independently and without reliance on the Assignor, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Transaction Documents.

5. The Assignee hereby releases the Assignor from and against any and all losses, claims, damages, liabilities and expenses asserted by the Assignee relating to or arising from an alleged failure by the Assignor to disclose any information relating to the Loan, the Collateral or any Borrower, or otherwise, including, but not limited to, such Assignee’s inability to review such information, and agrees to make no claim against the Assignor in respect of the non‑disclosure of such information; provided that in no event does such Assignee release the Assignor from any liabilities asserted by the Assignee arising from fraud or the failure of the Assignor to disclose to the Assignee any information that, to the knowledge of the Assignor, is in the Assignor’s possession, and is necessary in order to make any other information prepared and provided by the

Exh. A ‑ 1

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Assignor to the Assignee, in light of the circumstances under which such information was prepared and provided, not misleading. The Assignee further releases the Assignor from any liability arising out of this Assignment Agreement or the Transaction Documents which may, directly or indirectly, arise out of (i) the Borrower’s, or any other party’s breach of its representations or warranties in any Transaction Documents, or (ii) any failure by the Borrowers, or any other party to perform or otherwise comply with their covenants and obligations under the Transaction Documents.

6. The Assignee (a) confirms that it is eligible as an assignee under the terms of the Loan Agreement, (b) appoints and authorizes the Administrative Agent to take such action as the Administrative Agent on its behalf and to exercise such powers under the Transaction Documents as are delegated to the Administrative Agent by the terms thereof, together with such powers as are reasonably incidental thereto, (c) agrees that it will perform in accordance with their terms all of the obligations which, by the terms of the Transaction Documents are required to be performed by it as a Lender, and (d) attaches the forms prescribed by the Internal Revenue Service of the United States certifying as to the Assignee’s status for purposes of determining exemption from United States withholding taxes with respect to all payments to be made to or on behalf of the Assignee under the Loan Agreement or such other documents as are necessary to indicate that all such payments are subject to such rates at a rate reduced by an applicable tax treaty.

7. The Assignee represents and warrants to the Assignor and the Administrative Agent as of the Effective Date that it has experience and expertise in the making of or investing in loans such as the applicable Loans.

8. The Assignee agrees to be bound by the confidentiality provisions of Article IX of the Loan Agreement.

9. [Reserved].

10. The Assignee acknowledges, covenants and agrees that the transactions contemplated by the Loan Agreement are intended be treated as a loan for accounting purposes and the Assignee shall treat the transactions contemplated by the Loan Agreement as a loan for accounting purposes.

11. Following the execution of this Assignment Agreement by the Assignor and Assignee, it will be delivered by the Assignor to the Administrative Agent (with a copy to the Borrower) and be recorded by the Administrative Agent on the Lender Register. The effective date of this Assignment Agreement (the “Settlement Date”) shall be the date specified in Item 2 of Annex I.

12. Upon recording by the Administrative Agent, as of the Settlement Date (a) the Assignee shall be a party to the Loan Agreement and, to the extent of the interest assigned pursuant to this Assignment Agreement as specified in Item 4 of Annex I, have the rights and obligations of a Lender thereunder and under the other Transaction Documents, and (b) the Assignor shall, to the extent of the interest assigned pursuant to this Assignment Agreement, relinquish its rights and be released from its obligations under the Loan Agreement and the other Transaction Documents.

13. Upon recording by the Administrative Agent, from and after the Settlement Date, the Administrative Agent shall make all payments under the Loan Agreement and the other

Exh. A ‑ 2

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Transaction Documents in respect of the interest assigned hereby (including, without limitation, all payments or principal, interest and commitment fees (if applicable) with respect thereto) to the Assignee. On the Settlement Date, the Assignee shall pay to or at the direction of the Assignor the Purchase Price set forth in Item 5 of Annex I. The Assignor and Assignee shall make all appropriate adjustments in payments under the Loan Agreement and the other Transaction Documents for periods prior to the Settlement Date directly between themselves on the Settlement Date.

14. THIS ASSIGNMENT AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

Exh. A ‑ 3

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IN WITNESS WHEREOF, the parties hereto have caused this Assignment Agreement and Annex I hereto to be executed by their respective officers thereunto duly authorized, as of the first date above written.

[___________],

as Assignor

By:
Name:

Title:

[___________],

as Assignee

By:
Name:

Title:

Exh. A ‑ 4

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ANNEX I

Borrowers: (i) Vroom, Inc., a Delaware corporation with its principal place of business at 4700 Mercantile Dr., Fort Worth, TX 76137, (ii) Darkwater Funding, LLC, a Delaware limited liability company with its principal place of business at 1071 Camelback St. Suite 100, Newport Beach, CA 92660 and (iii) United Auto Credit Corporation, a California corporation with its principal place of business at 1071 Camelback St. Suite 100, Newport Beach, CA 92660 (each, a “Borrower” and together the “Borrowers”).

1. Name and Date of Loan Agreement:

Loan and Security Agreement, dated as of March 7, 2025, entered into between Vroom, Inc., Darkwater Funding, LLC and United Auto Credit Corporation, each as a Borrower, the Administrative Agent and the Lenders that party thereto.

2. Date of Assignment Agreement: [_____, 20__]

3. Transaction Documents:

The “Transaction Documents” as such term is defined in the Loan and Security Agreement.

4. Assigned Interest:

Lender	Amount of Loans Assigned	Pro Rata Share
[________]	$	[__]%

5. Purchase Price Total: $[__________]

Exh. A ‑ 5

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Agreed and Accepted:

[__________],

as Assignor

By:

Name:

Title:

[__________],

as Assignee

By:

Name:

Title:

Exh. A ‑ 6

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Exhibit B
FORM OF NOTICE OF BORROWING

[Letterhead of Requesting Borrower]

[Date]

[Lender]

Re: Notice of Borrowing

Ladies and Gentlemen:

Reference is hereby made to that certain Loan and Security Agreement, dated as of March 7, 2025 (the “Agreement”), entered into between Vroom, Inc., Darkwater Funding, LLC and United Auto Credit Corporation, each as a Borrower, the Administrative Agent and the Lenders that party thereto.

Capitalized terms used in this Notice of Borrowing and not otherwise defined herein shall have the meanings assigned thereto in the Agreement.

This letter constitutes a Notice of Borrowing by [Name of Requesting Borrower] (the “Requesting Borrower”) pursuant to Section 2.1(b) of the Agreement. The Requesting Borrower hereby requests a Loan in the aggregate amount of [$_______] to be made on [_____, 20__]. The proceeds of such Loan should be deposited to [Account number], at [Name, Address and ABA Number of Bank]. After giving effect to such Loan, the Loan Balance will be [$_______].

Each Borrower hereby represents and warrants as of the date hereof, and after giving effect to such Loan, as follows:

(a) After giving effect to the requested Loan, (i) the aggregate Loan Balances shall not exceed the Maximum Facility Amount and (ii) the LTV Ratio shall not exceed the Maximum LTV Ratio.

(b) All representations and warranties of such Borrower contained in each Transaction Document to which it is a party shall be true and correct in all material respects (except to the extent that any such representation or warranty is subject to any materiality qualifier, in which case, if at any time such representation or warranty fails to be correct in any respect) on and as of the Closing Date.

(c) No Default or Event of Default has occurred or would result from the Loan.

(d) After giving effect to the Loan, and the disbursement of the proceeds of such Loan, each Borrower shall be Solvent.

27254105.1

Exh. B‑ 1

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IN WITNESS WHEREOF, the undersigned has executed this letter by its duly authorized officer as of the date first above written.

Very truly yours,

Vroom, Inc.

By:
Name:
Title:

Darkwater Funding, LLC

By:
Name:
Title:

United Auto Credit Corporation

By:
Name:
Title:

Exh. B ‑ 2

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SCHEDULE A

SCHEDULE OF CERTIFICATES

[As Attached.]

27254105.1

Sch. A‑ 1

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SCHEDULE B

SCHEDULE OF CLOSING DOCUMENTS

[As Attached.]

27254105.1

Sch. B ‑ 1

|US-DOCS\157718784.5|| | DATE \@ "HH:mm" 22:02|

SCHEDULE C

LENDER REGISTER

[As Attached.]

27254105.1

Sch. C ‑ 1

|US-DOCS\157718784.5|| | DATE \@ "HH:mm" 22:02|

SCHEDULE D

CERTIFICATE TRANSFER DOCUMENTS

[To be populated once acquired.]

27254105.1

Sch. D ‑ 1

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SCHEDULE E
LENDER COMMITMENT AMOUNTS

Lender	Commitment Amount
BLACKWELL PARTNERS LLC ‑ SERIES A	$3,854,500.15
BOSTON PATRIOT BATTERYMARCH ST LLC	$5,191,997.89
MUDRICK CAV MASTER, LP	$1,545,645.99
MUDRICK DISTRESSED OPPORTUNITY 2020 DISLOCATION FUND, L.P.	$1,269,264.12
MUDRICK DISTRESSED OPPORTUNITY DRAWDOWN FUND II SC, L.P.	$428,207.51
MUDRICK DISTRESSED OPPORTUNITY DRAWDOWN FUND II, L.P.	$4,588,452.70
MUDRICK DISTRESSED OPPORTUNITY DRAWDOWN FUND III, L.P.	$278,355.44
MUDRICK DISTRESSED OPPORTUNITY FUND GLOBAL, L.P.	$6,697,622.18
MUDRICK DISTRESSED OPPORTUNITY SIF MASTER FUND, L.P.	$1,145,954.02
Total	$25,000,000.00

27254105.1

Sch. E ‑ 1

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SCHEDULE F

NOTICE INFORMATION

In the case of each Initial Lender, at the following address:

Mudrick Capital Management, L.P.

527 Madison Ave

New York, NY 10022

Attn: Matthew Pietroforte

E-mail: mpietroforte@mudrickcapital.com;

operations@mudrickcapital.com

27254105.1

Sch. F ‑ 1

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SCHEDULE G

COMPETITORS

As used herein, “Competitor” means each of Westlake Financial, Exeter Finance, American Credit Acceptance, Credit Acceptance Corp., Western Funding, Consumer Portfolio Services, CarNow Acceptance, Landmark Financial Services, Lobel Financial, Flagship Credit Acceptance, Regional Acceptance, Prestige Financial Services, Veros Credit, First Help, Global Lending Services and Strike Acceptance, in each case, together with their respective Affiliates.

27254105.1

Sch. G ‑ 1

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